                             CREDIT AGREEMENT
                         DATED AS OF JUNE 28,1996
                                  BETWEEN
                  MERRY LAND & INVESTMENT COMPANY, INC.,
                         THE LENDERS PARTY HERETO,
                                    AND
               FIRST UNION NATIONAL BANK OF GEORGIA, AS AGENT

                              TABLE OF CONTENTS
                                                                        Page
                                                                        ----

ARTICLE I - DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . 4
     SECTION 1.1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . 4
     SECTION 1.2.  GENERAL . . . . . . . . . . . . . . . . . . . . . . . .18
     SECTION 1.3.  OTHER DEFINITIONS AND PROVISIONS. . . . . . . . . . . .18

ARTICLE II - REVOLVING CREDIT FACILITY . . . . . . . . . . . . . . . . . .19
     SECTION 2.1.  REVOLVING CREDIT LOANS. . . . . . . . . . . . . . . . .19
     SECTION 2.2.  PROCEDURE FOR ADVANCES OF LOANS . . . . . . . . . . . .19
     SECTION 2.3.  NOTES . . . . . . . . . . . . . . . . . . . . . . . . .20
     SECTION 2.4.  OPTIONAL PERMANENT REDUCTION OF TOTAL COMMITMENT. . . .20
     SECTION 2.5.  TERMINATION AND EXTENSION OF TOTAL COMMITMENT . . . . .20
     SECTION 2.6.  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . .21
     SECTION 2.7.  LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . .21
     SECTION 2.8   EXPIRATION OR MATURITY DATE OF LETTERS OF CREDIT PAST
                   TERMINATION DATE. . . . . . . . . . . . . . . . . . . .24
     SECTION 2.9.  AMOUNT LIMITATIONS. . . . . . . . . . . . . . . . . . .25

ARTICLE III - GENERAL LOAN PROVISIONS. . . . . . . . . . . . . . . . . . .25
     SECTION 3.1.  INTEREST. . . . . . . . . . . . . . . . . . . . . . . .25
     SECTION 3.2.  NOTICE AND MANNER OF CONVERSION OR CONTINUATION
                   OF LOANS. . . . . . . . . . . . . . . . . . . . . . . .27
     SECTION 3.3.  COMMITMENT AND LETTER OF CREDIT FEES. . . . . . . . . .27
     SECTION 3.4.  MANNER AND APPLICATION OF PAYMENTS. . . . . . . . . . .28
     SECTION 3.5.  NATURE OF OBLIGATIONS OF LENDERS TO MAKE LOANS;
                   ASSUMPTION BY AGENT . . . . . . . . . . . . . . . . . .28
     SECTION 3.6.  CHANGED CIRCUMSTANCES . . . . . . . . . . . . . . . . .29
     SECTION 3.7.  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . .31
     SECTION 3.8.  CAPITAL REQUIREMENTS. . . . . . . . . . . . . . . . . .31
     SECTION 3.9.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . .31
     SECTION 3.10. AGREEMENT REGARDING INTEREST AND CHARGES. . . . . . . .33

ARTICLE IV - CLOSING; CONDITIONS OF CLOSING AND BORROWING. . . . . . . . .33
     SECTION 4.1.  CLOSING . . . . . . . . . . . . . . . . . . . . . . . .33
     SECTION 4.2.  CONDITIONS OF INITIAL LOANS AND ADVANCES. . . . . . . .33
     SECTION 4.3.  CONDITIONS TO ALL LOANS, ADVANCES AND LETTERS
                   OF CREDIT . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BORROWER . . . . . . . . . .36
     SECTION 5.1.  GENERAL REPRESENTATIONS AND WARRANTIES. . . . . . . . .36
     SECTION 5.2.  REPRESENTATIONS AND WARRANTIES AS TO
                   REAL PROPERTIES . . . . . . . . . . . . . . . . . . . .40

ARTICLE VI - FINANCIAL INFORMATION AND NOTICES . . . . . . . . . . . . . .42
     SECTION 6.1.  FINANCIAL STATEMENTS AND INFORMATION. . . . . . . . . .42
     SECTION 6.2.  ACCURACY OF INFORMATION . . . . . . . . . . . . . . . .46

ARTICLE VII - AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . .46
     SECTION 7.1.  BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . .46
     SECTION 7.2.  PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . .47
     SECTION 7.3.  CORPORATE AND PARTNERSHIP EXISTENCE, ETC. . . . . . . .47
     SECTION 7.4.  PAYMENT OF TAXES. . . . . . . . . . . . . . . . . . . .47
     SECTION 7.5.  INSURANCE . . . . . . . . . . . . . . . . . . . . . . .47
     SECTION 7.6.  CONTINUANCE OF BUSINESS . . . . . . . . . . . . . . . .48
     SECTION 7.7.  CONTINUANCE OF MANAGEMENT . . . . . . . . . . . . . . .48
     SECTION 7.8.  ENVIRONMENTAL COVENANT. . . . . . . . . . . . . . . . .48
     SECTION 7.9.  MAINTENANCE, ETC. . . . . . . . . . . . . . . . . . . .49
     SECTION 7.10. INTEREST EXPENSE. . . . . . . . . . . . . . . . . . . .49
     SECTION 7.11. TANGIBLE NET WORTH. . . . . . . . . . . . . . . . . . .49
     SECTION 7.12. FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . .49

ARTICLE VIII - NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . .49
     SECTION 8.1.  INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . .49
     SECTION 8.2.  ENCUMBRANCES. . . . . . . . . . . . . . . . . . . . . .50
     SECTION 8.3.  SALE OF ASSETS. . . . . . . . . . . . . . . . . . . . .50
     SECTION 8.4.  MERGER. . . . . . . . . . . . . . . . . . . . . . . . .51
     SECTION 8.5.  PROPERTY ACQUISITION POLICY . . . . . . . . . . . . . .51
     SECTION 8.6.  CERTAIN INVESTMENTS PROHIBITED. . . . . . . . . . . . .52
     SECTION 8.7.  TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS. . . .52
     SECTION 8.8.  RESTRICTED PAYMENTS . . . . . . . . . . . . . . . . . .52
     SECTION 8.9.  DEVELOPMENT ACTIVITY. . . . . . . . . . . . . . . . . .53
     SECTION 8.10. AMENDMENTS TO SENIOR NOTE AGREEMENT . . . . . . . . . .53

ARTICLE IX - DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . . . . . .53
     SECTION 9.1.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . .53
     SECTION 9.2.  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . .55
     SECTION 9.3.  RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC.. . . .56
     SECTION 9.4.  COLLATERAL ACCOUNT. . . . . . . . . . . . . . . . . . .56

ARTICLE X - THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . .57
     SECTION 10.1.  APPOINTMENT. . . . . . . . . . . . . . . . . . . . . .57
     SECTION 10.2.  DELEGATION OF DUTIES . . . . . . . . . . . . . . . . .57
     SECTION 10.3.  EXCULPATORY PROVISIONS . . . . . . . . . . . . . . . .58
     SECTION 10.4.  RELIANCE BY AGENT. . . . . . . . . . . . . . . . . . .58
     SECTION 10.5.  NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . .58
     SECTION 10.6.  NON-RELIANCE ON AGENT AND OTHER LENDERS. . . . . . . .59
     SECTION 10.7.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . .59
     SECTION 10.8.  AGENT IN ITS INDIVIDUAL CAPACITY . . . . . . . . . . .60
     SECTION 10.9.  SUCCESSOR AGENT. . . . . . . . . . . . . . . . . . . .60

ARTICLE XI - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .60
     SECTION 11.1.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . .60
     SECTION 11.2.  EXPENSES . . . . . . . . . . . . . . . . . . . . . . .61
     SECTION 11.3.  STAMP AND OTHER TAXES. . . . . . . . . . . . . . . . .61
     SECTION 11.4.  SET-OFF. . . . . . . . . . . . . . . . . . . . . . . .62
     SECTION 11.5.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . .62
     SECTION 11.6.  CONSENT TO JURISDICTION. . . . . . . . . . . . . . . .62
     SECTION 11.7.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . .62
     SECTION 11.8.  REVERSAL OF PAYMENTS . . . . . . . . . . . . . . . . .63
     SECTION 11.9.  INJUNCTIVE RELIEF. . . . . . . . . . . . . . . . . . .63
     SECTION 11.10.  ACCOUNTING MATTERS. . . . . . . . . . . . . . . . . .63
     SECTION 11.11.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS. . . . . . . .63
     SECTION 11.12.  AMENDMENTS, WAIVERS AND CONSENTS. . . . . . . . . . .67
     SECTION 11.13.  PERFORMANCE OF BORROWER'S DUTIES. . . . . . . . . . .67
     SECTION 11.14.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . .67
     SECTION 11.15.  ALL POWERS COUPLED WITH INTEREST. . . . . . . . . . .67
     SECTION 11.16.  SURVIVAL OF INDEMNITIES . . . . . . . . . . . . . . .67
     SECTION 11.17.  TITLES AND CAPTIONS . . . . . . . . . . . . . . . . .67
     SECTION 11.18.  SEVERABILITY OF PROVISIONS. . . . . . . . . . . . . .68
     SECTION 11.19.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . .68
     SECTION 11.20.  TERM OF AGREEMENT . . . . . . . . . . . . . . . . . .68
     SECTION 11.21.  ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . .68
     SECTION 11.22.  FIRST UNION NATIONAL BANK OF GEORGIA AS LENDER. . . .68
     SECTION 11.23.  LENDER CREDIT DECISION, ETC.. . . . . . . . . . . . .69

EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .70

EXHIBIT B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .71

EXHIBIT C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73

EXHIBIT D. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75

SCHEDULE 1TO ASSIGNMENT AND ACCEPTANCE . . . . . . . . . . . . . . . . . .78

SCHEDULE 5.1(c)MATERIAL ADVERSE CHANGES. . . . . . . . . . . . . . . . . .78

SCHEDULE 5.1(f)INDEBTEDNESS FOR BORROWED MONEY AND SECURED DEBT. . . . . .78

SCHEDULE 5.1(g)LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . .80

SCHEDULE 5.1(j)CONTINGENT LIABILITIES. . . . . . . . . . . . . . . . . . .80

SCHEDULE 5.1(m)SUBSIDIARIES AND OTHER INTERESTS. . . . . . . . . . . . . .80

SCHEDULE 5.1(n)CERTAIN CONTRACTS . . . . . . . . . . . . . . . . . . . . .80

SCHEDULE 5.1(o)AFFILIATE TRANSACTIONS. . . . . . . . . . . . . . . . . . .81

SCHEDULE 5.2(A)ENCUMBRANCES ON REAL PROPERTY . . . . . . . . . . . . . . .81

SCHEDULE 5.2(d)FLOOD INSURANCE EXCEPTIONS. . . . . . . . . . . . . . . . .81

SCHEDULE 5.2(g)INSPECTIONS AND PHYSICAL CONDITION. . . . . . . . . . . . .81

SCHEDULE 5.2(i)CONDEMNATION PROCEEDINGS. . . . . . . . . . . . . . . . . .81

SCHEDULE 8.2ENCUMBRANCES . . . . . . . . . . . . . . . . . . . . . . . . .82

SCHEDULE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82

                              CREDIT AGREEMENT

     THIS CREDIT AGREEMENT dated as of the 28th day of June, 1996 by and among MERRY LAND & INVESTMENT COMPANY, INC., a Georgia corporation (the "Borrower"), the Lenders who are or may become a party to this Agreement (each, a "Lender" and collectively, the "Lenders") and FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association, in its capacity as agent for the Lenders.

                            Statement of Purpose
                            --------------------

     The Borrower has requested and the Lenders have agreed to extend a revolving credit facility to the Borrower on the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS
                                 -----------

     SECTION 1.1. DEFINITIONS. The following terms when used in this Agreement shall have the meanings assigned to them below:

     "AFFILIATE" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "AGENT" means First Union National Bank of Georgia, in its capacity as agent for the Lenders hereunder and any successor agent appointed pursuant to Section 10.9 hereof.

     "AGENT'S OFFICE" means the office of the Agent specified in or determined in accordance with the provisions of Section 11.1(c).

     "AGREEMENT" means this Credit Agreement, as amended or supplemented from time to time.

     "APPLICABLE MARGIN" means (a) zero percent (0%) in the case of Prime Rate Loans and (b) sixty-five one hundredths percent (.65%) in the case of LIBOR Rate Loans.

     "ASSET BACKED SECURITY" means any security that entitles the holder thereof to receive all or a specified portion of, or to receive payments based upon payments received on, the proceeds of financial assets
(including without limitation mortgage loans) , either fixed or revolving, that by their terms convert into cash within a finite time period.

     "ASSIGNMENT AND ACCEPTANCE" shall have the meaning assigned thereto in
Section 11.11.

     "BORROWED MONEY" means any Indebtedness for or in respect of money borrowed or raised (other than through the issuance of shares of capital stock) (whether or not for cash consideration), by whatever means (including acceptances, deposits and financial leases), or for the deferred purchase price of assets or services (other than for assets or services supplied to any Person in the ordinary course of business).

     "BORROWER" means Merry Land & Investment Company, Inc., a Georgia corporation, and its permitted successors and assigns.

     "BORROWER EARNINGS" means the net earnings of the Borrower, determined in accordance with generally accepted accounting principles, and in any event (a) after Interest Expense and taxes but before depreciation or amortization and (b) including any gains and subtracting any losses arising from any sale, exchange or other disposition of capital assets, or from the acquisition or retirement or sale of securities of the Borrower, and measured over the period of time from September 30, 1993 through the most recent full fiscal quarter of the Borrower as of the date the amount of Borrower Earnings is being determined.

     "BORROWER TOTAL ASSETS" means the total amount of assets which would be included on a consolidated balance sheet of the Borrower and its Subsidiaries under generally accepted accounting principles (less applicable reserves and other properly deductible items), adjusted to exclude the effect of any write-up in the book value of any asset since December 31, 1995, after deducting therefrom: (a) all short-term liabilities and liability items, except for indebtedness payable by its terms more than one year from the date of incurrence thereof (or renewable or extendible at the option of the obligor for a period ending more than one year after such date of incurrence), (b) goodwill, (c) licenses, patents, trademarks, trade names, copyrights, leasehold improvements not recoverable at the expiration of a lease, and deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses, experimental and development expenses) and (d) all other items which are properly classified as intangibles under generally accepted accounting principles. In determining Borrower Total Assets, inventories and securities shall be taken into account on the basis of cost or current market value, whichever is lower.

     "BUSINESS DAY" means (a) for all purposes other than as set forth in clause (b) below, any day, other than a Saturday, Sunday or legal holiday, on which banks in Georgia, North Carolina and New York are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

     "CAPITAL LEASE" means any leasing or similar arrangement that would be classified as a capital lease under generally accepted accounting principles, including without limitation any Sale Leaseback Transaction.

     "CAPITAL LEASE OBLIGATION" means the total amounts payable under any capital Lease.

     "CASH EQUIVALENTS" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. ("S&P") or at least P-2 or the equivalent by Moody's Investors Services, Inc. ("Moody's");
(c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000.00 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

     "CHANGE IN CONTROL" means (a) the individuals who are currently directors and executive officers of the Borrower cease to own, in the aggregate, the lesser of (i) 10% or (ii) 3,000,000 shares of the common stock of the Borrower, (b) any one Person, together with such Person's Affiliates, beneficially owns shares of the Borrower's common stock which amount to 10% or more of Borrower's common stock on a fully diluted basis (assuming the full exercise or conversion of all convertible securities, warrants and all other options or agreements providing for the purchase or subscription of the Borrower's common stock) (other than Persons currently owning such common stock) or (c) the membership of the Board of Directors of the Borrower changes (whether by addition of new members or replacement of existing members) by more than two people, in the aggregate, in any three consecutive years.

     "CLOSING DATE" means the date of this Agreement or such later date on which the Agent shall have determined that all conditions precedent set forth in Article IV of this Agreement have been satisfied in full or waived.

     "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

     "COLLATERAL ACCOUNT" means a special non-interest bearing deposit account maintained at the Principal Office of the Agent and under its sole dominion and control.

     "COMMISSION" means the Securities and Exchange Commission as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, then the Person performing such duties at such time.

     "COMMITMENT" means, as to each Lender, such Lender's obligation to make Loans pursuant to Section 2.1. and to issue (in the case of the Agent) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.7 in an amount up to, but not exceeding, (but in the case of the Agent excluding the aggregate amount of participations in the Letters of Credit held by other Lenders) the amount equal to Lender's Commitment Percentage times the Commitment, as the same may be reduced from time to time pursuant to Section 2.4.

     "COMMITMENT PERCENTAGE" means, with respect to any Lender, the Commitment Percentage of the Loans, as set forth on SCHEDULE I hereto as such Percentages may be modified from time to time pursuant to Section 11.11.

     "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable (by direct or indirect agreement, contingent or otherwise, or by operation of law (including without limitation by means of joint venture or partnership arrangements), to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) upon or for (a) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), (b) the payment of dividends or other distributions upon the shares or other securities of any other Person or (c) any undertaking of any other Person (whether by agreement to purchase any obligations, stocks, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise). For the purposes of all computations made under this Agreement, a Contingent Liability with respect to any Indebtedness shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness, and a contingent Liability in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "DEFAULT" means any of the events specified in Section 9.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "DEVELOPMENT ACTIVITY" means (a) the development and construction of multiple apartment complexes by the Borrower or any of its Subsidiaries,
(b) the financing by the Borrower or any of its Subsidiaries of any such development or construction or (c) the incurrence by the Borrower or any of its Subsidiaries of any Contingent Liabilities in connection with such development or construction.

     "DEVELOPMENT PHASE" means the time period, commencing with the date on which the development and construction of any multiple apartment complex on any real property owned by the Borrower and its Subsidiaries (the "Project") commences and continuing through and including the date upon which the Agent receives the following items: (a) copies of all certificates of occupancy and permits necessary or desirable to operate the Project, (b) copies of certificates of final completion of the Project from the Project architects and engineers and the inspecting architects and engineers certifying that the Project has been substantially completed in accordance with the contracts and specifications, (c) a copy of the final certified as-built survey of the Project, (d) a copy of the original permanent hazard (flood) insurance policy for the Project, (e) verification of physical occupancy of not less than 90% of the Project units by residents qualified by the Borrower, (f) copies of the final contractors' and developers' affidavits certifying complete and final payment of all persons having provided any labor, materials or services to the Project,
(g) a copy of the endorsement to the title insurance policy insuring the Project free of any Liens and (h) a copy of the notice and certification from the developer that the Project has been completed to its satisfaction.

     "DOLLARS" or "$" means the lawful currency of the United States of America.

     "EFFECTIVE DATE" means the later of: (a) the Agreement Date; and
(b) the date on which all of the conditions precedent set forth in Article IV shall have been fulfilled or waived in writing by the Requisite Lenders.

     "ELIGIBLE ASSIGNEE" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States, or any State thereof, having total capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution acceptable to the Agent which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $200,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been approved in writing as an Eligible Assignee by the Agent and the Borrower.

     "ENCUMBRANCE" means any mortgage, charge, lien, pledge, hypothecation, assignment, deposit arrangement (excluding normal banking transactions) , security interest, sale pursuant to any repurchase agreement, any Capital Lease (as to the lessee. thereunder) or other encumbrance of any nature whatsoever.

     "ENVIRONMENT" means any ambient air, workplace air, indoor air, surface water, drinking water, groundwater, land surface strata, river sediment, plant or animal life, natural resources, workplace, and real property and the physical buildings, structures and fixtures thereon, including without limitation sewer, septic and waste treatment, storage or disposal systems.

     "ENVIRONMENTAL CONDITION" means the release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the Environment of any Hazardous Material or the presence of any Hazardous Material at, in or on the Environment (whether or not upon the real property which is owned or leased by the Borrower or its Subsidiaries or other property of the Borrower or its Subsidiaries and whether or not such pollution constituted at the time thereof a violation of any Environmental Laws) as a result of which the Borrower may become liable to any Person, may become subject to a requirement for investigation or remediation or by reason of which the real property which is owned or leased by the Borrower or any of its assets reasonably may suffer or be subjected to any lien.

     "ENVIRONMENTAL LAWS" means all applicable federal, state, local and foreign laws, statutes, ordinances, regulations, standards, requirements, interpretations, judgments, rulings, orders, permits, authorizations, licenses, variances or waivers relating to health, safety, industrial hygiene, Hazardous material or the Environment or imposing liability or standards of conduct concerning any Hazardous Material.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, and the regulations promulgated and the rulings issued thereunder.

     "ERISA AFFILIATE" means each trade or business (whether or not incorporated) which, together with the Borrower, is treated as a single employer under Title IV of ERISA or Section 414 of the Code.

     "EVENT OF DEFAULT" means any of the events specified in Section 9.1; PROVIDED, that any requirement for passage of time, giving of notice or any other condition has been satisfied.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the regulations promulgated and the rulings issued thereunder.

     "EXECUTIVE OFFICER" means the chief executive officer, chief financial officer, secretary or any director of the Borrower.

     "GOVERNMENTAL AUTHORITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

     "HAZARDOUS MATERIAL" means any flammable, explosive or radioactive material, hazardous or toxic waste, hazardous, toxic or deleterious substance or other such material and any other substance or material defined or identified as a hazardous, toxic or deleterious substance, material or waste pursuant to any Environmental Law, including without limitation:

          (i) Those substances included within the definition of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended, and in the regulations promulgated thereunder;

          (ii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and all amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and all amendments thereto);

          (iii) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law or regulations; and

          (iv) Any material, waste or substance which is (A) petroleum or any fraction thereof, (B) asbestos, (C) polychlorinated biphenyls or
     (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C.
     Section 1321 (A) (14)) or listed pursuant to Section 307 of the clean Water Act (33 U.S.C. Section 1317), all as amended.

     "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap, interest rate floor and interest rate collar agreements, and all other agreements or arrangements entered into by such Person to protect such Person against fluctuations in interest rates or currency exchange rates.

     "INDEBTEDNESS" means, with respect to any Person and without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) Capital Lease Obligations; (d) whether or not so included as liabilities in accordance with generally accepted accounting principles, net liabilities of such Person under all Hedging Obligations; (e) whether or not so included as liabilities in accordance with generally accepted accounting principles, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by an Encumbrance on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) the amount of the repurchase price in any repurchase transaction in which the Borrower acts as seller; (g) all Underfunded Pension obligations; (h) all Contingent Liabilities of such Person in respect of any of the foregoing; and
(i) amendments, renewals, extensions, modifications and refundings of any of clauses (a) through (h). For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "INSUFFICIENCY" means, at any time with respect to any Plan, the amount, if any, by which (a) the present value of all benefits under such Plan (determined as of such date on the basis of assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA), exceeds (b) the fair market value (as of such date) of all assets of such Plan allocable to such benefits (excluding any accrued but unpaid contributions).

     "INTEREST EXPENSE" means, with respect to the period for which Interest Expense is being determined, the total amounts payable by the Borrower and its Subsidiaries for obligations in respect of interest (or payments equivalent thereto) on Indebtedness (including interest on the Notes) , as determined in accordance with generally accepted accounting principles, and in any event including the interest component of rental payments under any Capital Lease.

     "INTEREST PERIOD" shall have the meaning assigned thereto in Section
3.1(b).

     "ISSUING BANK FEES" means the fees payable to the Agent pursuant to
Section 3.3(b).

     "LENDER" or "LENDERS" means each Lender shown on SCHEDULE I to this Agreement and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 11.11.

     "LETTER OF CREDIT" has the meaning set forth in Section 2.7.

     "LETTER OF CREDIT DOCUMENTS" means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

     "LETTER OF CREDIT LIABILITIES" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Agent in its capacity as such) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.7, and the Agent shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Agent of their participation interests under such Section.

     "LIBOR RATE" means (a) LIBOR divided by (b) one (1) minus the Reserve Percentage. For purposes of this definition: "LIBOR" means the rate for deposits in Dollars which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) on the second Business Day next preceding the first day of any Interest Period for a term equal to such Interest Period; PROVIDED, that if, for any reason, such rate is not available, such rate shall be the rate per annum at which, in the opinion of Agent, Dollars in the amount of $5,000,000 are being offered to leading reference banks for settlement in the London interbank market at approximately 11:00 a.m. (London time), on the second Business Day next preceding the first day of any Interest Period for a term equal to such Interest Period; and "Reserve Percentage" means the daily arithmetic reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on eurocurrency liabilities (as defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject only to any changes in such reserve requirement becoming effective during the Interest Period. For purposes of calculating the Reserve Percentage, the reserve requirement shall be as set forth in Regulation D without benefit of credit for prorations, exemptions or offsets under Regulation D, and further without regard to whether or not any Lender elects to actually fund any Loan or portion thereof with eurocurrency liabilities.

     "LIBOR RATE LOAN" means any Loan bearing interest at a rate determined with reference to the LIBOR Rate as provided in Section 3.1(a) hereof.

     "LOAN" OR "LOANS" means the Loans made by the Lenders under the Commitments.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Waiver Agreement and each other document, instrument and agreement executed and delivered by the Borrower in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as amended or supplemented from time to time.

     "MAXIMUM RATE" shall have the meaning assigned thereto in Section
3.1(e).

     "MULTIEMPLOYER PLAN" means, at any time, a "multiemployer plan" as defined in Section 4001(a) (3) of ERISA to which the Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions, including for these purposes any Person which ceased to be an ERISA Affiliate during such five-year period.

     "MULTIPLE EMPLOYER PLAN" means, at any time, an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate and more than one employer other than the Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions, has within any of the preceding five plan years made or accrued an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan, including for these purposes any Person which ceased to be an ERISA Affiliate during such five-year period.

     "NOTE" or "NOTES" means the separate Notes made by the Borrower payable to the order of each of the Lenders, substantially in the form of EXHIBIT A hereto, evidencing the Loans, and any amendments, modifications and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

     "NOTICE OF BORROWING" shall have the meaning assigned thereto in
Section 2.2(a) hereof and shall be in the form attached as EXHIBIT C.

     "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning assigned thereto in Section 3.2 hereof and shall be in the form attached as EXHIBIT D.

     "OBLIGATIONS" means, in each case, whether now in existence or hereafter arising: (a) the principal of the Loans, (b) the interest on (including interest accruing after the filing of any bankruptcy or similar petition) the principal of the Loans, and (c) all other fees (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or to the Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note, or any of the other Loan Documents.

     "OPERATING CASH FLOW" for any period shall mean the consolidated net earnings of the Borrower and its Subsidiaries before Interest Expense, income taxes and depreciation or amortization, determined in accordance with generally accepted accounting principles (consistently applied); PROVIDED, that in any event in determining such net earnings there shall not be included in gross revenues of the Borrower and its Subsidiaries any gain arising from any sale, exchange or other disposition of capital assets, or from the acquisition or retirement or sale of securities of the Borrower.

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto, or, if at any time such corporation or successor is not existing and performing the function now assigned to it, then the Person performing such function at such time.

     "PERSON" means an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "PLAN" means, at any time, an employee benefit plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, and either (a) is maintained for employees of the Borrower or any ERISA Affiliate or in which any such employees participate or to which contributions are made by the Borrower or any ERISA Affiliate, or (b) has at any time within the preceding five years been maintained for employees of the Borrower or of any ERISA Affiliate or any Person which was at such time an ERISA Affiliate or in which any such employees participated at such time, or (iii) with respect to which the Borrower or any ERISA Affiliate could be subjected to any liability under Title IV of ERISA (including without limitation Section 4069 of ERISA) in the event that such plan has been or were to be terminated.

     "PRIME RATE" means, at any time, the rate of interest per annum publicly announced from time to time by the Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Agent as its Prime Rate is an index or base rate and shall not necessarily be its lowest rate charged to its customers.

     "PRIME RATE LOAN" means any Loan bearing interest at a rate determined with reference to the Prime Rate as provided in Section 3.1(a) hereof.

     "PRINCIPAL OFFICE" means the main office of the Agent located at 999 Peachtree Street, N.E., 9th Floor, Atlanta, Georgia 30309, Attention: Real Estate Portfolio Management.

     "PROPERTY INVESTMENT" means any fee interest, leasehold interest, easement, profit, license or other interest in real property, Encumbrance in favor of the Borrower or any of its Subsidiaries, or option to purchase or acquire any of the foregoing.

     "QUARTERLY DATE" means the last Business Day of March, June, September and December in each year, the first of which shall be June 30, 1996.

     "REGISTER" shall have the meaning assigned thereto in Section
11.11(d).

     "REGULATORY CHANGE" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

     "REIMBURSEMENT OBLIGATION" means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Agent for any drawing honored by the Agent under a Letter of Credit.

     "RELATED PERSON" of any Person means (a) a director, nominee for election as a director, or officer of such Person, (b) if such Person is a natural person, a member of the immediate family of such Person or of a Related Person of such Person, (c) one who is a director or executive officer of, or has an equity interest of greater than 10% in, any business or professional entity that, during any of the three years prior to the date on which the status of "Related Person" is being determined, (i) has made payments for property or services to such Person in excess of 5% of
(A) such Person's consolidated gross revenues for any such year or (B) the other entity's consolidated gross revenues for any such year, (ii) has received from such Person payments for property or services in excess of 5% of (A) such Person's consolidated gross revenues for any such year or
(B) the other entity's consolidated gross revenues for any such year, or
(iii) was the obligee of indebtedness of such Person in excess of 5% of such Person's consolidated gross revenues for any such year.

     "REQUIRED LENDERS" means, at any date, any combination of Lenders whose Total Commitment Percentages aggregate at least 66-2/3%; PROVIDED, that with respect to the exercise of any remedies hereunder after a Default or Event of Default (including without limitation any actions taken pursuant to Section 9.2), Required Lenders means any combination of Lenders holding at least 66-2/3% of the aggregate outstanding principal amount of the Loans.

     "RESTRICTED PAYMENT" means (a) the payment of any dividend or distribution on any class of share capital, other than a dividend or distribution payable solely in shares of any class of share capital whose rights would be in all respects junior to those of the Lenders, (b) the repurchase, redemption or reduction of shares of any class of share capital or any warrants, rights or options to purchase or acquire any shares of any class of share capital, other than in exchange for or out of proceeds from the substantially concurrent sale of other shares of any class of share capital, (c) the prepayment, purchase or redemption of any indebtedness subordinated to the Notes or any non-mandatory prepayment of any Indebtedness ranking PARI PASSU with the Notes (including the Senior Notes), (d) the payment of any amounts in respect of any partnership or similar interest or in respect of any joint venture or other interest or in respect of any contractual or other claim (whether arising by joint venture agreement or otherwise) if the rights of the holder of such interest or claim are junior to those of general creditors (other than payments to the Borrower) or (e) the setting aside of funds for any of the foregoing purposes.

     "SALE-LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Borrower or any subsidiary of any part of property which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person (or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property).

     "SECURED DEBT" means all Indebtedness which is secured by, contingent upon, or associated with, any Encumbrance.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the regulations promulgated and the rulings issued thereunder.

     "SECURITY" shall have the meaning assigned thereto in section 2(l) of the Securities Act.

     "SENIOR NOTES" means the 6.625% Senior Notes issued pursuant to the Senior Note Agreements.

     "SENIOR NOTE AGREEMENT" means the separate Note Purchase Agreements dated as of September 30, 1993 between the Borrower and the financial institutions named on the signature pages thereto (the "Noteholders"), as modified by the Waiver Letter dated June 30, 1995 from each of the Noteholders to the Borrower ("Waiver Letter").

     "STATED AMOUNT" means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

     "SUBSIDIARY" means any corporation, partnership, joint venture, association, company, business trust or other entity in which the Borrower directly or indirectly (a) beneficially owns or controls, directly or indirectly, a majority of the outstanding voting securities having by the terms thereof ordinary voting power to elect a majority of the board of directors (or other body fulfilling a substantially similar function) of such entity (irrespective of whether or not at the time any class or classes of such voting securities shall have or might have voting power by reason of the happening of any contingency) or (b) in the case of an entity which does not have a board of directors (or other body fulfilling a substantially similar function) has the authority to control the policies of such entity (including any partnership or joint venture of or in which the Borrower or a Subsidiary is a general partner or joint venture participant or owns or has the right to obtain a majority of limited partnership interests).

     "SUBSIDIARY DEBT" means all Indebtedness of any Subsidiary of the Borrower which is owed to any Person other than the Borrower.

     "TANGIBLE NET WORTH" means, as of the date Tangible Net Worth is determined, the sum of the amounts set forth on the consolidated balance sheet of the Borrower and its Subsidiaries, prepared in accordance with generally accepted accounting principles, as (a) the sum of (i) the par or stated value of all outstanding capital stock and (ii) capital surplus and cumulative undistributed net earnings, less (b) (i) any surplus or earnings resulting from any write-up of assets subsequent to December 31, 1995,
(ii) goodwill, (iii) licenses, patents, trademarks, trade names, copyrights, leasehold improvements not recoverable at the expiration of a lease, and deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses, experimental and development expenses) and (iv) all other items which are properly classified as intangibles under generally accepted accounting principles.

     "TEMPORARY INVESTMENTS" means funds temporarily awaiting investment by the Borrower and its Subsidiaries which are invested in one or more of the following:

     (a) obligations of, or guaranteed as to both full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

     (b) Federal funds, certificates of deposit, time deposits and bankers' acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; PROVIDED, that the short-term obligations of such depository institution or trust company shall be rated at least A-1+/P-1 by a "nationally recognized statistical rating organization," as such term is applied in Rule l5c3-1 under the Exchange Act (a "Rating Agency");

     (c) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof; PROVIDED, that such commercial paper shall be rated at least A-1+/P-1 by a Rating Agency; and

     (d)  any money market fund rated AAAm/Aaa or AAA-G/Aaa by a Rating
Agency;

PROVIDED, that none of clauses (a) through (d) shall include any instrument which evidences a right to receive only interest payments with respect to the obligations underlying such instrument.

     "TERMINATION DATE" means June 27, 1997 or such extended date as may be provided in Section 2.5 hereof.

     "TERMINATION EVENT" means (a) a "reportable event, as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer" (as such term is defined in Section 4001 (a) (2) of ERISA) or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (c) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (e) the occurrence of any other event or the existence of any other condition which could reasonably be expected to give rise to a liability under Title IV of ERISA.

     "TOTAL CAPITALIZATION" means the sum of all Indebtedness for Borrowed Money, capital stock, surplus and premium on capital stock of the Borrower and its Subsidiaries, all as shown on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with generally accepted accounting principles applied on a consistent basis.

     "TOTAL COMMITMENT" means the total of all Commitments in the aggregate principal amount of One Hundred Million Dollars ($100,000,000) as such amount may be reduced from time to time pursuant to Section 2.4.

     "TOTAL COMMITMENT PERCENTAGE" means, with respect to any Lender, the Total Commitment Percentage set forth on SCHEDULE I hereto as such Percentage may be modified from time to time pursuant to Section 11.11.

     "TOTAL DEBT" means the aggregate amount of the Indebtedness of the Borrower (including Indebtedness in respect of the Notes) plus any Subsidiary Debt, as measured at the time Total Debt is determined.

     "UNDERFUNDED PENSION OBLIGATIONS" means the sum of (a) the excess of all "projected benefit obligations" of the Borrower and any Subsidiaries, within the meaning of Financial Accounting Standard 87, over the fair market value of assets held under the Borrower's defined benefit pension plans and (b) the excess of the "accumulated post retirement benefit obligations" of the Borrower and any Subsidiaries, within the meaning of Financial Accounting Standard 106, over the fair market value of assets set aside to provide for such obligations, all determined using the actuarial assumptions for purposes of valuing such obligations used in the Borrower's most recent financial statement, or, if no such assumptions are specified, reasonable actuarial assumptions.

     "WAIVER AGREEMENT" means the Waiver Agreement of even date herewith executed by the Agent and Lenders in favor of the holders of the Senior Notes.

     "WITHDRAWAL LIABILITY" shall have the meaning given to such term under
Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.2. GENERAL. All terms of an accounting nature not specifically defined herein shall have the meaning assigned thereto by generally accepted accounting principles. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

     SECTION 1.3.  OTHER DEFINITIONS AND PROVISIONS.

     (a) USE OF CAPITALIZED TERMS. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     (b) MISCELLANEOUS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                 ARTICLE II
                          REVOLVING CREDIT FACILITY
                          -------------------------

     SECTION 2.1.  REVOLVING CREDIT LOANS.

     LOANS. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Loans to the Borrower from time to time from the Closing Date through the Termination Date as requested by the Borrower in accordance with the terms of Section 2.2; PROVIDED, that
(i) the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) and Stated Amounts of Letters of Credit shall not exceed the Commitments and (ii) the principal amount of outstanding Loans from any Lender to the Borrower and the Lender's Commitment Percentage of outstanding Letters of Credit shall not exceed such Lender's Commitment Percentage of the Commitments. Each Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Loans requested on each occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Loans hereunder until the Termination Date, upon which date the entire outstanding principal balance of the Loans, together with all accrued but unpaid interest thereon, shall be due and payable in full.

     SECTION 2.2.  PROCEDURE FOR ADVANCES OF LOANS.

     (a) REQUEST FOR BORROWING. The Borrower shall give the Agent irrevocable prior written notice in the form attached hereto as EXHIBIT C (a "Notice of Borrowing") not later than 10:00 a.m. (Eastern Standard Time) at least (i) one Business Day before each Prime Rate Loan, and (ii) three Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day,
(B) the amount of such borrowing, which shall be with respect to any LIBOR Rate Loan, an aggregate principal amount of $1,000,000 or any integral multiple of $50,000 in excess thereof, (C) whether the Loans are to be LIBOR Rate Loans or Prime Rate Loans, and (D) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. The Agent shall promptly notify the Lenders of the Notice of Borrowing.

     (b) DISBURSEMENT OF LOANS. Not later than 2:00 p.m. (Eastern Standard Time) on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, such Lender's Commitment Percentage of the Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Agent or by wire transfer to such account as may be agreed upon by the Borrower and the Agent from time to time.
Subject to Section 3.5 hereof, the Agent shall not be obligated to disburse the proceeds of any Loan requested pursuant to this Section 2.2 until each Lender shall have made available to the Agent its Commitment Percentage of such Loan.

     SECTION 2.3.  NOTES.

     NOTES. Each Loan and the obligation of the Borrower to repay such Loan shall be evidenced by a Note in the form attached hereto as EXHIBIT A payable to the order of each Lender representing the Borrower's obligation to pay such Lender's Commitment Percentage of the aggregate unpaid principal amount of all Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Note shall be dated the Closing Date and shall be payable as to interest and fees as specified in Article III hereof.

     SECTION 2.4. OPTIONAL PERMANENT REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Total Commitment in an aggregate principal amount not less than $5,000,000 or any integral multiple of $1,000,000 in excess thereof; PROVIDED, that each such permanent reduction shall be accompanied by a prepayment of principal sufficient to reduce the outstanding principal amount of the Loans after such reduction to the Total Commitment as so reduced and by accrued interest on the amount so paid, and provided further that the Total Commitment may not be reduced below the Stated Amount of Letters of Credit outstanding. If the reduction of the Total Commitment requires the repayment of any LIBOR Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto.

     SECTION 2.5. TERMINATION AND EXTENSION OF TOTAL COMMITMENT. The Total Commitment shall terminate on the earliest of (a) the Termination Date, (b) the date of permanent reduction in whole by the Borrower pursuant to Section 2.4, and (c) the date of termination by the Agent on behalf of the Lenders pursuant to Section 9.2(a); PROVIDED, that an or before the sixtieth (60th) day, but not earlier than the ninetieth (90th) day, prior to the Termination Date then in effect, the Borrower may, by written notice (an "Extension Request") given to the Agent, request that the Termination Date then in effect be extended to a date that is 364 days after the date of issuance of the Extension Confirmation Notice (defined below). The Agent shall promptly advise each Lender of its receipt of any Extension Request. Each Lender may, in its sole discretion, consent to a requested extension by giving written notice thereof to the Agent not later than the Business Day (the "Extension Confirmation Date") immediately preceding the date which is thirty-one (31) days after the date of the Extension Request. No Lender shall be under any obligation or commitment to extend the Termination Date beyond June 27, 1997 or any subsequently specified Termination Date, and no such obligation or commitment on the part of any Lender shall be inferred from the provisions of this Section 2.5. Failure on the part of any Lender to respond to an Extension Request by the applicable Extension Confirmation Date shall be deemed to be a denial of such request by such Lender. The requested extension shall not be granted if any Lender shall fail to consent in writing to such request. Promptly following the applicable Extension Confirmation Date, the Agent shall provide notice to the Borrower in writing as to whether the requested extension has been granted (an "Extension Confirmation Notice") and, if granted, such extension shall become effective upon the date of issuance of such Extension Confirmation Notice. The Agent shall promptly thereafter provide a copy of such Extension Confirmation Notice to each Lender. In no event shall the term of this Agreement, after giving effect to any extension of the Termination Date hereunder, exceed a period of 364 days.

     SECTION 2.6. USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans solely (a) to finance the acquisition of apartment properties
(b) to finance Development Activity as permitted hereunder and (c) for working capital and general corporate purposes; PROVIDED, that the proceeds used for working capital and general corporate purposes shall not exceed $10,000,000 at any time.

     SECTION 2.7.  LETTERS OF CREDIT.

     (a) LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Agent, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the Termination Date one or more letters of credit (each a "Letter of Credit") up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the Commitment.

     (b) TERMS OF LETTERS OF CREDIT. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower.

     (c) REQUESTS FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing) at least three Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit (i) the proposed initial Stated Amount, (ii) the beneficiary or beneficiaries, (iii) whether such Letter of Credit is a commercial or standby letter of credit and (iv) the proposed expiration date. The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Agent. Provided the Borrower has given the notice prescribed by this Section 2.7 and subject to Section 2.9. and the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article IV, the Agent shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary. Upon the written request of the Borrower, the Agent shall deliver to the Borrower a copy of (i) any Letter of Credit proposed to be issued hereunder prior to the issuance thereof and (ii) each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of the Loan Document shall control.

     (d) REIMBURSEMENT OBLIGATIONS. Upon receipt by the Agent from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the amount to be paid by the Agent as a result of such demand and the date on which payment is to be made by the Agent to such beneficiary in respect of such demand. The Borrower hereby unconditionally and irrevocably agrees to pay and reimburse the Agent for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by the Agent of any payment in respect of any Reimbursement Obligation, the Agent shall promptly pay to each Lender that has acquired a participation therein under the second sentence of Section 2.7(i) such Lender's Commitment Percentage of such payment.

     (e) MANNER OF REIMBURSEMENT. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment and, if it does, submit a timely Notice of Borrowing as provided in Section 2.2.(a). If the Borrower fails to so advise the Agent, or if the Borrower fails to reimburse the Agent for a demand for payment under a Letter of Credit by the date of such payment, the Agent shall give each Lender prompt notice of the amount of the demand for payment, specifying such Lender's Commitment Percentage of the amount of the related demand for payment. Borrower may not borrow hereunder to finance its obligation to reimburse the Agent for the amount of the related demand on or after the Termination Date.

     (f) EFFECT OF LETTERS OF CREDIT ON COMMITMENTS. Upon the issuance by the Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Commitment Percentage of the Stated Amount of such Letter of Credit plus any related Reimbursement Obligations then outstanding.

     (g) AGENT'S DUTIES REGARDING LETTERS OF CREDIT; UNCONDITIONAL NATURE OF REIMBURSEMENT OBLIGATION. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Agent shall use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit, or the proceeds of any drawing under such Letter of Credit; or (viii) for any consequences arising from causes beyond the control of the Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Agent's rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Agent any liability to the Borrower or any Lender. In this connection, the obligation of the Borrower to reimburse the Agent for any drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including without limitation, the following circumstances:
(i) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (ii) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents;
(iii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (iv) any breach of contract or dispute between the Borrower, the Agent, any Lender or any other Person; (v) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever;
(vi) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit;
(vii) payment by the Agent under the Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letter of Credit; and (viii) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower's Reimbursement Obligations.

     (h) AMENDMENTS, ETC. The issuance by the Agent of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Required Lenders shall have consented thereto.

     (i) LENDERS' PARTICIPATION IN LETTERS OF CREDIT. Immediately upon the issuance by the Agent of any Letter of Credit each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage of the liability of the Agent with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, such Lender's Commitment Percentage of the Agent's liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Agent in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Agent by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than Issuing Bank Fees).

     (j) PAYMENT OBLIGATION OF LENDERS. Each Lender severally agrees to pay to the Agent on demand in immediately available funds in Dollars the amount of such Lender's Commitment Percentage of each drawing paid by the Agent under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.7.(d). Each such Lender's obligation to make such payments to the Agent under this subsection, and the Agent's right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection; (ii) the financial condition of the Borrower; (iii) the existence of any Default or Event of Default; or (iv) the termination of the Commitments. Each such payment to the Agent shall be made without any offset, abatement, withholding or deduction whatsoever.

     (k) INFORMATION TO LENDERS. Promptly following the end of each calendar month in which any Letters of Credit are outstanding, the Agent shall deliver to each Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Lender from time to time, the Agent shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, the Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Agent to perform its requirements under this subsection shall not relieve any Lender from its obligations under
Section 2.2.(j).

     (l) AGENT'S FEE. From the Letter of Credit Fees, Agent shall retain one eighth thereof. Seven-eighths of the Letter of Credit fees shall be distributed by the Agent to the Lenders in accordance with their respective Commitment Percentages.

     SECTION 2.8 EXPIRATION OR MATURITY DATE OF LETTERS OF CREDIT PAST TERMINATION DATE. If the date (the "Facility Termination Date") after which Borrower no longer has any right to obtain Loans under this Agreement is prior to the expiration date of any Letters of Credit outstanding hereunder (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), the Borrower shall, on the Facility Termination Date, deposit with the Agent an amount of money equal to the Stated Amount of such Letter(s) of Credit in the Collateral Account. If a drawing pursuant to such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit and after the Facility Termination Date, the Borrower authorizes the Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment. If no drawing occurs on or prior to the expiration date of such Letter of Credit, the Agent shall return to the Borrower the monies deposited in the Collateral Account with respect to such outstanding Letter of Credit on or before the date thirty Business Days after the expiration date of such Letter of Credit. Notwithstanding the fact that Lenders shall have no further obligation to make Loans nor shall the Agent issue Letters of Credit, the terms and provisions of this Agreement shall continue to be binding beyond the Termination Date or Facility Termination Date if there are Letters of Credit outstanding on the Facility Termination Date or Termination Date.

     SECTION 2.9. AMOUNT LIMITATIONS. Notwithstanding any other term of this Agreement or any other Loan Document, at no time may the aggregate principal amount of all Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Commitment as in effect from time to time.

                                 ARTICLE III
                           GENERAL LOAN PROVISIONS
                          ------------------------

     SECTION 3.1.  INTEREST.

     (a) INTEREST RATE OPTIONS. Subject to the provisions of this Section 3.1, at the election of the Borrower, the aggregate principal balance of the Notes or any portion thereof shall bear interest at the Prime Rate or the LIBOR Rate PLUS, in each case, the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Sections
2.2 or at the time a Notice of Conversion/Continuation is given pursuant to
Section 3.2. Each Loan or portion thereof bearing interest based on the Prime Rate shall be a "Prime Rate Loan", and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan". Any Loan or portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Prime Rate Loan.

On the date hereof, the Prime Rate is 8.25% and therefore the rate of interest in effect hereunder for Prime Rate Loans outstanding on the date hereof, expressed in simple interest terms, is 8.25% per annum. On the date hereof, the LIBOR Rate (for an Interest Period equal to one month) is 5.49609% and therefore the rate of interest in effect hereunder for LIBOR Rate Loans outstanding on the date hereof, expressed in simple interest terms, is 6.14609% per annum.

     (b) INTEREST PERIODS. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 3.1(a) , shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one, two or three months; PROVIDED, that:

          (i) each Interest Period shall commence on the date of advance or conversion of any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

          (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iv) no Interest Period shall extend beyond the Termination Date then in effect and there shall be no more than five (5) Interest Periods in effect at any time.

     (c) DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the then applicable rate until the end of the applicable Interest Period and thereafter at the Prime Rate plus two percent (2%), and (iii) all outstanding Prime Rate Loans shall bear interest at the Prime Rate plus two percent (2%); PROVIDED, that in no event shall the default rate be less than the default rate on the Senior Notes. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     (d) INTEREST PAYMENT AND COMPUTATION. Interest on each Prime Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing June 30, 1996. Interest on each LIBOR Rate Loan shall be payable in arrears on the last day of each Interest Period applicable thereto. All interest rates and fees provided hereunder shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed (unless reference to a 365 or 366-day year is necessary in order not to exceed the maximum rate set forth in subsection (e) below).

     (e) MAXIMUM RATE. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and the Lenders shall promptly refund to the Borrower on a pro rata basis any interest received by Lenders in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under applicable law. For the purpose of determining whether or not interest in excess of the highest rate permissible under any applicable law has been charged or collected, all interest at any time contracted for, charged or received from the Borrower in connection with any of the Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.

     SECTION 3.2. NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Prime Rate Loans in a principal amount equal to $1,000,000 or any integral multiple of $50,000 in excess thereof into one or more LIBOR Rate Loans, and (b) upon the expiration of any Interest Period, convert all or any part of its outstanding LIBOR Rate Loans into Prime Rate Loans or to continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Agent irrevocable prior written notice in the form attached as EXHIBIT D (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Eastern Standard Time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (i) the Loans to be converted or continued, and, in the case of a LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor,
(ii) the effective date of such conversion or continuation (which shall be a Business Day), (iii) the principal amount of such Loans to be converted or continued, and (iv) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     SECTION 3.3.  COMMITMENT AND LETTER OF CREDIT FEES.

     (a) COMMITMENT FEE. The Borrower shall pay to the Agent, for the account of each Lender, a non-refundable commitment fee at a rate per annum equal to one-quarter percent (1/4%) on the average daily unused portion of the Commitment. For purposes of this Section, the Stated Amount of Letters of Credit outstanding shall be considered used portions of the Commitment. The commitment fees due hereunder shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing June 30, 1996, and on the Termination Date. Such commitment fees shall be distributed by the Agent to the Lenders in accordance with the their respective Commitment Percentages.

     (b) LETTER OF CREDIT FEES. The Borrower agrees to pay to the Agent for the account of each Lender, subject to Section 2.7(l) hereof, a letter of credit fee at a rate per annum equal to one percent (1%) of the Stated Amount of each Letter of Credit, payable annually in advance. The fee provided for in the immediately preceding sentence shall be nonrefundable and, after the initial payment for each Letter of Credit, shall be paid on each anniversary date thereof. The Borrower shall pay directly to the Agent from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto. To the extent that Letters of Credit are outstanding on the Termination Date or Facility Termination Date, letter of credit fees shall continue to be paid on each anniversary date.

     SECTION 3.4. MANNER AND APPLICATION OF PAYMENTS. Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans or of any fee or other amounts payable to the Agent or the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Eastern Standard Time) on the date specified for payment under this Agreement to the Agent, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 5:00 p.m. (Eastern Standard Time) on such day shall be deemed a payment on such date for the purposes of Section 9.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in accordance with such payment. Each payment by the Borrower shall be applied (i) FIRST to any fees and expenses then due the Agent hereunder, (ii) SECOND pro-rata to any commitment fees then due and payable under the Commitment,
(iii) THIRD pro-rata to any interest then due and payable on the Loans, and
(iv) FOURTH to the principal of the Loans.

     SECTION 3.5. NATURE OF OBLIGATIONS OF LENDERS TO MAKE LOANS; ASSUMPTION BY AGENT. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Agent such Lender's ratable portion of the amount to be borrowed on such date, the Agent may assume that such Lender has made such portion available to the Agent on the proposed borrowing date in accordance with Section 2. 2
(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon at the rate then applicable to such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's Commitment Percentage of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     SECTION 3.6.  CHANGED CIRCUMSTANCES.

     (a) CIRCUMSTANCES AFFECTING LIBOR RATE AVAILABILITY. If, with respect to any Interest Period, the Agent or the Lenders (after consultation with the Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to the Agent or any Lender for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans, and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan, shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Prime Rate Loan as of the last day of such Interest Period.

     (b) LAWS AFFECTING LIBOR RATE AVAILABILITY. If, after the date hereof, the introduction of, or any change in, any applicable law or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or any of its lending offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall forthwith give notice thereof to the Agent. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Prime Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable LIBOR Rate Loan shall immediately be converted to a Prime Rate Loan for the remainder of such Interest Period. For purposes of this Section 3.6(b), a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

     (c) INCREASED COST OF LIBOR RATE LOANS; ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. If, after the date hereof, the introduction of, or any change in, any applicable law or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of such governmental authority, central bank or comparable agency:

          (i) shall subject any of the Lenders (or any of their respective lending offices) to any tax, duty or other charge with respect to any LIBOR Rate Loan or any Note or shall change the basis of taxation of payments to any of the Lenders (or any of their respective lending offices) of the principal of or interest on any LIBOR Rate Loan or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective lending offices imposed by the jurisdiction in which such Lender's principal executive office or lending office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective lending offices) or shall impose on any of the Lenders (or any of their respective lending offices) or the foreign exchange and interbank markets any other condition affecting any LIBOR Rate Loan or any of the Notes;

          (iii) without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Agent of issuing (or any Lender purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Agent or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Agent or such Lender, the Borrower shall pay immediately to the Agent for its account or the account of such Lender, as applicable, from time to time as specified by the Agent or a Lender, such additional amounts as shall be sufficient to compensate the Agent or such Lender for such increased costs or reductions in amount.

and the result of any of the foregoing is to increase the cost to any of the Lenders of maintaining any LIBOR Rate Loan or to reduce the amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan, then such Lender shall promptly notify the Agent, and the Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) Business Days after such notice by Agent, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender f or such increased cost or reduction. The Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle any Lender to compensation pursuant to this Section 3.6(c); PROVIDED, that the Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. A certificate of Agent setting forth the basis for determining such additional amount or amounts necessary to compensate any such Lender or Lenders shall be conclusively presumed to be correct save for manifest error. For purposes of this Section, a change in applicable law, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

     SECTION 3.7. INDEMNITY. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Loans (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow an a date specified therefor in a Notice of Borrowing or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. Such loss or expense shall be calculated based upon the present value of payments due from the Borrower with respect to a deposit obtained by any of the Lenders in order to fund such LIBOR Rate Loan to the Borrower. Each Lender shall notify the Borrower of, and provide the Borrower with calculations of, any such loss or expense and, within fifteen
(15) Business Days after such notice, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such loss or expense.

     SECTION 3.8. CAPITAL REQUIREMENTS. If either (a) the introduction of, or any change in, or in the interpretation of, any applicable law or
(b) compliance with any guideline or request from any central bank or comparable agency or other governmental authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to such Lender's commitments hereunder and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within fifteen (15) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction.

     SECTION 3.9.  TAXES.

     (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding (i) in the case of each Lender and the Agent, taxes imposed upon its income and franchise taxes imposed upon it by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof, and (ii) in the case of each Lender, taxes imposed upon its income and franchise taxes imposed upon it by the jurisdiction of such Lender's lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.9), such Lender or the Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 3.9(d).

     (b) STAMP AND OTHER TAXES. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes (other than excise and property taxes to which the Agent or any Lender would have been subject in the absence of this Agreement) and any levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

     (c) INDEMNITY. The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.9) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within fifteen (15) Business Days from the date the Lender or the Agent (as the case may be) makes written demand therefor.

     (d) EVIDENCE OF PAYMENT. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Agent.

     (e) DELIVERY OF TAX FORMS. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable, (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     (f) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.9 shall survive the payment in full of the Obligations.

     SECTION 3.10. AGREEMENT REGARDING INTEREST AND CHARGES. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 3.1. Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, letter of credit fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money pursuant to Official Code of Georgia Annotated
Sections 7-4-2 and 7-4-18. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

                                ARTICLE IV
               CLOSING; CONDITIONS OF CLOSING AND BORROWING
               --------------------------------------------

     SECTION 4.1. CLOSING. The closing shall take place at the offices of Alston & Bird, on June 28, 1996, or on such other date as the parties hereto shall mutually agree.

     SECTION 4.2. CONDITIONS OF INITIAL LOANS AND ADVANCES. The obligation of the Lenders to make the Loans on the Closing Date is subject to the satisfaction of each of the following conditions:

     (a) EXECUTED LOAN DOCUMENTS. Each Loan Document shall have been duly authorized, executed and delivered to the Agent by the Borrower and each other party thereto, as applicable, shall be in full force and effect and no default shall exist thereunder.

     (b)  CLOSING CERTIFICATES; ETC.

          (i) CERTIFICATE OF THE BORROWER. The Agent shall have received a certificate dated as of the Closing Date from the chief executive officer and chief financial officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

          (ii) CERTIFICATE OF THE SECRETARY OF THE BORROWER. The Agent shall have received a certificate dated as of the Closing Date of the secretary or assistant secretary of the Borrower certifying that attached thereto is a true and complete copy of the articles of incorporation of the Borrower and all amendments thereto, certified as of a recent date by the appropriate governmental authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of the Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents; and as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Agreement and the other Loan Documents.

          (iii) CERTIFICATES OF GOOD STANDING. The Agent shall have received certificates as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of incorporation and each state where the Borrower is transacting business.

          (iv) OPINIONS OF COUNSEL. The Agent shall have received the favorable opinion of the law firm of Hull, Towill, Norman and Barrett, counsel to the Borrower, dated as of the Closing Date and addressed to the Lenders, in form and substance satisfactory to the Agent.

          (v) INSURANCE. The Agent shall have received certificates of insurance evidencing the insurance required under Section 7.5 and otherwise satisfactory to the Agent.

     (c)  CONSENTS; NO ADVERSE CHANGE.

          (i) GOVERNMENTAL AND THIRD PARTY APPROVALS. All necessary approvals, authorizations and consents, if any be required, of any Person and of all governmental authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement shall have been obtained.

          (ii) NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any governmental authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in any Lender's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

          (iii) NO MATERIAL ADVERSE CHANGE. In the reasonable judgment of the Lenders, there shall not have occurred any material adverse change in the business, business prospects, financial condition or results of operations of the Borrower or any event, condition or state of facts that would be expected materially and adversely to affect the business, business prospects, financial condition or results of operations of the Borrower.

          (iv) NO EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

     (d)  FINANCIAL MATTERS.

          (i)  FINANCIAL STATEMENTS.  The Lenders shall have received
     (A) audited financial statements for the fiscal year of the Borrower ended December 31, 1995 certified by Arthur Andersen LLP, certified public accountants to the Borrower, and in form and substance satisfactory to the Lenders, and (B) such other financial information including the interim financial statements described in Section 5.1(c) as may be reasonably requested by the Lenders.

          (ii) PAYMENT AT CLOSING. There shall have been paid by the Borrower to the Agent and the Lenders any accrued and unpaid fees due hereunder (including, without limitation, legal fees and expenses) , and to any other Person such amount as may be due, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

     (e)  MISCELLANEOUS.

          (i) NOTICE OF BORROWING; DISBURSEMENT INSTRUCTIONS. The Agent shall have received written instructions from the Borrower to the Agent directing the payment of any proceeds of Loans made under this Agreement that are to be paid on the Closing Date.

          (ii) SENIOR NOTE AGREEMENTS. The Agent shall have received a copy of each Senior Note Agreement certified to be a true and complete copy by an Executive Officer of the Borrower.

          (iii) PROCEEDINGS AND DOCUMENTS. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

     SECTION 4.3. CONDITIONS TO ALL LOANS, ADVANCES AND LETTERS OF CREDIT. The obligations of the Lenders to make any Loan to be made hereunder (including the initial Loan), or issue any Letter of Credit, is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

     (a) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower contained in Article V and in the other Loan Documents shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such borrowing or issuance date.

     (b) NO EXISTING DEFAULT. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing or issuance date with respect to such Loan or Letter of Credit or after giving effect to the Loans or Letters of Credit to be made on such borrowing or issuance date.

                                 ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF BORROWER
                ------------------------------------------

     SECTION 5.1. GENERAL REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Lenders that:

     (a) ORGANIZATION; POWER; QUALIFICATION. The Borrower and each of its Subsidiaries (i) has been duly incorporated or formed and continues to be validly existing under the laws of its state of organization, (ii) is not in liquidation, (iii) has all corporate or partnership powers and governmental licenses, authorizations, consents and approvals required to own or lease or operate its properties and to carry on its business as now conducted and as presently proposed to be conducted and (iv) has been duly qualified as a foreign corporation or partnership in each jurisdiction where required by the conduct of its business or its ownership of properties.

     (b) AUTHORIZATION AND BINDING EFFECT. The execution, delivery and performance of this Agreement and the Notes and the consummation of the transactions contemplated hereby are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower. On the Closing Date, this Agreement and the Notes will be valid and legally binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject as to enforcement only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

     (c) FINANCIAL CONDITION. The audited financial statements for the three fiscal years ended December 31, 1993, 1994 and 1995 of the Borrower have been prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis and fairly present the financial condition and the results of operations of the Borrower for the periods ended on each such date. The unaudited consolidated financial statements for the three month period ended March 31, 1996 of the Borrower fairly present the financial condition and the results of operations of the Borrower for the period ended on such date. Since December 31, 1995, there has not been any material adverse change in the business, condition (financial or otherwise), operations, liabilities, assets or prospects of the Borrower except to the extent disclosed on SCHEDULE 5.1(C) hereto.

     (d) TAXES. The Borrower and each of its Subsidiaries has filed all tax returns or extensions and all information or similar reports required by law to have been filed by it and has paid all taxes and other governmental charges which it is required to have paid, except for taxes and governmental charges the amount of which is being contested in good faith and by appropriate proceedings and for which appropriate reserves have been taken in accordance with generally accepted accounting principles.

     (e) NO CONFLICT. Neither the execution and delivery of the Notes, the execution, delivery or performance of this Agreement by the Borrower, nor the consummation by the Borrower of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or by-laws, or other organizational documents, of the Borrower, or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Borrower or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to the terms of any agreement or instrument to which the Borrower is a party or by which the Borrower may be bound or to which any of its property or assets is subject.

     (f) INDEBTEDNESS. As of the Closing Date, neither the Borrower nor any Subsidiary has any Indebtedness for Borrowed Money or Secured Debt except as listed on SCHEDULE 5.1(F) hereto.

     (g) NO VIOLATION; LITIGATION. Neither the Borrower nor any of its Subsidiaries is in violation of its articles of incorporation or by-laws or other organizational documents, or in violation in any material respect of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it. As of the Closing Date, except as described on SCHEDULE 5.1(G) hereto, there are no legal or governmental proceedings pending or, to the knowledge of the Borrower, threatened, against the Borrower or any officer thereof, or to which the Borrower or any of its properties or any of its Subsidiaries' properties is subject, that if adversely determined, would have a material adverse effect on the business, condition (financial or otherwise), operations, liabilities, assets or prospects of the Borrower.

     (h) MARGIN STOCK. None of the proceeds of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case as in effect now or as the same may hereafter be in effect.

     (i) INVESTMENT COMPANY. Neither the Borrower nor any of its Subsidiaries is, nor is directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

     (j) CONTINGENT LIABILITIES. As of the Closing Date, neither Borrower nor any of its Subsidiaries has any contingent liabilities, including without limitation any Contingent Liabilities as defined in Section 1.1 and liabilities under contracts of the type referred to in Section 5.1(n), that would be material to the Borrower that are not provided for or disclosed in the financial statements referred to in Section 5.1(c) or disclosed on
SCHEDULE 5.1(J) hereto.

     (k) ENVIRONMENTAL LAWS. The Borrower and each of its Subsidiaries is and has been in compliance in all material respects with all applicable Environmental Laws, and there is no Environmental Condition in respect of the Borrower or any of its Subsidiaries, except in either case where the absence of such compliance or the existence of an Environmental Condition, in any case or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) , operations, liabilities, assets or prospects of the Borrower or any of its Subsidiaries.

     (1)  ERISA.

          (i) Each Plan complies in all material respects with the currently applicable provisions of the Code and ERISA. No termination of any Plan has occurred, is planned or is reasonably expected to occur as a result of which the Borrower or any ERISA Affiliate has incurred or may incur any liability to the PBGC or to any other Person, which has not heretofore been satisfied. If any Plan were to be terminated as of the last day of the most recent plan year, the Borrower would not incur any liability under Title IV of ERISA, and since the last day of each Plan's most recent plan year there has been no material adverse change in the financial condition of such Plan.
     No Plan has incurred any "accumulated funding deficiency" (as such term is defined in section 412 of the Code or Section 302 of ERISA), whether or not waived. No amendment with respect to which security is required under Section 307 of ERISA or Section 401(a)(29) of the Code has been made or is reasonably expected to be made to any Plan. The Borrower and each ERISA Affiliate have made all contributions required to be made by such Person to each Plan and each Multiemployer Plan as and when such contributions have become due, and no event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA or Section 412(n)(4)(A) of the Code has occurred and is continuing or is reasonably expected to occur with respect to any Plan. No Plan provides benefits which are contingent upon or directly affected by the closing or shutdown of any facility or plant.

          (ii) Neither the Borrower nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which has not heretofore been satisfied. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is insolvent, in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the best of the Borrower's knowledge, no Multiemployer Plan is reasonably expected to be insolvent, in reorganization or terminated within the meaning of Title IV of ERISA.

          (iii) Neither the Borrower nor any employee benefit plan maintained by it provides post-retirement medical or life insurance benefits that are not accrued as liabilities on the books of the Borrower, except in respect of which the annual cost to the Borrower of providing such benefits currently does not exceed, and is not reasonably expected by the Borrower to exceed, $100,000.

          (iv) No Person, Plan or, to the best of the Borrower's knowledge, Multiemployer Plan, has engaged in a transaction that could, directly or indirectly, result in any material liability of the Borrower under ERISA (including without limitation Sections 409, 502(i) and 502(i) thereof) or the Code (including without limitation Section 4975 thereof) or pursuant to any statute or agreement under which the Borrower has agreed to indemnify or is required to indemnify any Person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute or agreement, as the case may be.

          (v) The Borrower and its ERISA Affiliates have complied with the health care continuation requirements of Part 6 of Title I of ERISA and Section 4980B of the Code.

     (m) SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries and does not own any interest in any partnership, joint venture or other entity, except as listed on SCHEDULE 5.1(M) hereto.

     (n) CONTRACTS. Except as described on SCHEDULE 5.1(N) hereto, neither the Borrower nor any of its Subsidiaries has entered into, is a party to, or has any obligations under, any material contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     (o) AFFILIATE TRANSACTIONS. As of the Closing Date, except as described on SCHEDULE 5.1(O) hereto, all of the Borrower's transactions and relationships with Affiliates, Related Persons and Related Persons of Affiliates are on fair and reasonable terms comparable to those that would be obtained in an arm's-length transaction between unrelated third parties.

     (p) LABOR RELATIONS. From the date of corporate formation through the Closing Date, there have been no strikes or other labor disputes or grievances pending against the Borrower which have been, either in any case or in the aggregate, materially adverse to the business, condition (financial or otherwise), operations, liabilities, assets or prospects of the Borrower. All payments due from the Borrower or any Subsidiary pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower and its Subsidiaries, to the extent required by generally accepted accounting principles, consistently applied.

     (q) NO DEFAULT. No Default or Event of Default has occurred and is continuing on the date hereof. Neither the Borrower nor any of its Subsidiaries is in default in the payment of principal or interest on any Indebtedness or is in default under any instrument or instruments or agreements under and subject to which any Indebtedness has been incurred. No event has occurred and is continuing under the provisions of any such instrument or agreement that with the passage of time or the giving of notice, or both, would constitute an event of default thereunder.

     (r) STATUS AS REIT. The Borrower is and has been for each of the Borrower's tax years from and including 1987, a "real estate investment trust" within the meaning of Section 856 of the Code.

     SECTION 5.2. REPRESENTATIONS AND WARRANTIES AS TO REAL PROPERTIES. With respect to each real property owned or operated by it or its Subsidiaries and in order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants, without limitation of any representations contained in Section
5.1 hereof, as follows:

     (a) TITLE. The Borrower and each of its Subsidiaries has good and marketable title in fee simple to such real property, and, as of the Closing Date, such real property is free and clear of all Encumbrances, subject only to (i) Encumbrances listed on Schedule 5.2(a) hereto, (ii) the lien of current real property taxes and assessments not yet due and payable, (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (iv) any exceptions and exclusions specifically referred to in the title insurance policies described in Section 5.2(b) below and (v) other matters to which like properties are commonly subject and which do not materially interfere with the operation, enjoyment or value of such real property.

     (b) TITLE INSURANCE. Except as to undeveloped land acquired by the Borrower prior to January 1, 1984, (i) on the date of purchase of each such property, either (A) a title insurance policy was issued to the Borrower or one of its Subsidiaries in an amount not less than the purchase price paid by the Borrower or such Subsidiary, or (B) the Borrower or one of its Subsidiaries had obtained a commitment from a title insurance company to issue such title insurance policy following such purchase date, had complied as of such purchase date with each other condition precedent to the issuance of such title policy and had paid the premium in respect of such policy, and in each case neither the Borrower nor any of its Subsidiaries has taken any action that would cause such title insurance policy not to be valid and in full force and effect or (ii) with respect to such real property, there exists an attorney's opinion of title favorable to the Borrower or one of its Subsidiaries, given by an attorney licensed to practice law in the jurisdiction where such real property is located.

     (c) TAXES, ETC. CURRENT. All material taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges which previously became due and owing in respect of such real property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.

     (d) HAZARD INSURANCE. Such real property is covered by hazard insurance (and, if applicable, federal flood insurance, except as described on Schedule 5.2 (d)) in an amount at least equal to the greater of (i) 80% of the replacement cost of the improvements on such real property, and
(ii) an amount sufficient to avoid the application of any coinsurance clause contained in the related insurance policy; such insurance requires prior notice to the Borrower of termination or cancellation, and no such notice has been received.

     (e) MECHANICS' LIENS. Such real property is free and clear of any material mechanics' and materialmen's liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, except those which are insured against by the title insurance policies referred to in Section 5.2(b) above, or for work conducted by the Borrower or any of its Subsidiaries for which payment is not yet due (or is being contested in good faith).

     (f) IMPROVEMENTS. None of the improvements in respect of such real property lies outside of the boundaries and building restriction lines of such property in such a manner as to materially affect the value of such improvements, no improvements on adjoining properties materially encroach upon such real property, and no improvement located on or forming part of such real property is in material violation of any applicable zoning laws or ordinances.

     (g) INSPECTIONS AND PHYSICAL CONDITION. As of the Closing Date, such real property and any improvement or fixtures thereon are free of structural defects or damage materially affecting their value, and all building systems necessary for normal use of the property are in good working order subject to ordinary wear and tear, except as described on
SCHEDULE 5.2(A).

     (h) LICENSES AND PERMITS. The Borrower and its Subsidiaries are in possession of all material certificates of occupancy or other similar licenses, permits and other authorizations necessary and required by applicable law for the use of such real property; and all such certificates of occupancy or other similar licenses, permits and authorizations are valid and in full force and effect.

     (i) CONDEMNATION PROCEEDINGS. As of the Closing Date, there is no material proceeding pending or threatened for the total or partial condemnation of such real property, or for the relocation of roadways providing access to such real property, except as described on SCHEDULE 5.2(I) hereto.

     (j) PURCHASE OPTIONS. There are no outstanding options or rights of first refusal materially affecting such real property.

     (k) SEPARATE LOTS. Such real property is a separate tax parcel, assessed for real estate tax purposes separately from property owned by any other Person, with such exceptions as are not material.

     (1) GROUND LEASES. Where the interest of the Borrower or any of its Subsidiaries in such real property exists under a ground lease, such ground lease is in full force and effect and no material default has occurred under such ground lease, nor is there any existing condition which, but for the passage of time or the giving of notice (other than rent, or other payments due but not yet delinquent), would result in a material default under the terms of such ground lease.

                                ARTICLE VI
                     FINANCIAL INFORMATION AND NOTICES
                     ---------------------------------

     Until all the Obligations have been finally and indefeasibly paid and satisfied in full, unless consent has been obtained in the manner set forth in Section 11.12 hereof, the Borrower will furnish to the Agent at the Agent's Office and each Lender at the address set forth in Section 11.1 hereof, or such other office as may be designated by such Lender from time to time:

     SECTION 6.1.  FINANCIAL STATEMENTS AND INFORMATION.

     (a) SECURITIES FILINGS AND OTHER INFORMATION. Promptly upon any other transmission thereof, copies of each periodic report (including Form 8-K, 10-K and 10-Q), proxy statement or prospectus relating to the Borrower, any of its Subsidiaries or any of their respective securities as shall be delivered to shareholders, any securities exchange or the Commission, and the following reports, certificates and opinions to the extent not included in the reports referred to above:

          (i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and satisfactory in scope to the Required Lenders and accompanied by an opinion thereon by Arthur Andersen LLP or other nationally recognized independent public accountants reasonably satisfactory to the Required Lenders, and which shall state that such statements have been prepared in accordance with generally accepted accounting principles (applied consistently with the statements for the previous fiscal year), except for changes disclosed by and concurred in by such accountants, all certified as complete and correct and prepared in accordance with generally accepted accounting principles, by the chief financial officer or chief accounting officer of the Borrower;

          (ii) as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of operations, cash flows and shareholders' equity for such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end audit adjustments) as complete and correct and as having been prepared in accordance with generally accepted accounting principles, consistently applied, by the chief financial officer or chief accounting officer of the Borrower;

          (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of an Executive officer of the Borrower (A) setting forth in detail the amounts assigned to Borrower Total Assets, Operating Cash Flow, Interest Expense, Secured Debt, Tangible Net Worth, Borrower Earnings, Total Capitalization and Total Debt, as of the date of such financial statements and showing calculations demonstrating that the Borrower's obligations pursuant to Sections 7.10, 7.11, 8.1, 8.2, 8.3, 8.8 and 8.9 were met as of the date of such financial statements (calculations relative to Section 8.9 shall include calculation for each Project in the Development Phase as to total budget, cost incurred to date, balance to complete, percent complete, percent leased); (B) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; (C) stating whether, since the date of the most recent previous delivery of financial statements pursuant to clause
     (i) or (ii) of this Section 6.1(a), there has been any material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, and, if so, the nature of such material adverse change; and (D) certifying compliance on the date of such certificate with the warranties and representations in Article V hereof and specifying a change in condition, if applicable;

          (iv) simultaneously with the delivery of each set of financial statements referred to in clause (i) above, a statement of the firm of independent public accountants that reported on such statements stating (A) that their audit examination has included a review of this Agreement as it relates to financial or accounting matters,
     (B) whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default or Event of Default, and (C) confirming the mathematical accuracy of the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (iii) above;

          (v) as soon as available and in any event within thirty (30) days after the end of each quarter of each fiscal year of the Borrower, a statement demonstrating a comparison between the cost budget of each project of the Borrower and its Subsidiaries in Development Phase to the actual disbursements made, together with a description of each such project setting forth the ownership, scope, status of completion and occupancy, if applicable, of each such project, certified as complete and correct and as having been prepared in accordance with generally accepted accounting principles, consistently applied, by the chief financial officer or chief accounting officer of the Borrower;

          (vi) promptly upon transmission thereof, copies of all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the results of operations, financial condition, business or prospects of the Borrower or any of its Subsidiaries;

          (vii) promptly upon receipt thereof, copies of each report submitted to the Borrower or any of its Subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries including, without limitation, each report submitted to the Borrower or any of its Subsidiaries concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of the Borrower and its Subsidiaries;

          (viii) promptly after receipt thereof, any written communication from the Internal Revenue Service which challenges the Borrower's status as a "real estate investment trust" within the meaning of Section 856 of the Code; and

          (ix) with reasonable promptness, such other data and information as any Lender may reasonably request.

     The Borrower shall file with the Commission, and transmit to holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Exchange Act at the times and in the manner provided pursuant to such Act. In the event that the Borrower shall cease to be required to file such information, documents or reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as amended, the Borrower shall prepare and transmit to the holders information, documents or reports substantially similar to those that would have been required by Section 13 or 15(d) of the Exchange Act, as amended, had the Borrower remained subject to such requirement. The Borrower shall transmit to the holders copies of each communication from the Borrower to shareholders generally at the same time as the Borrower makes such communication.

     (b) NOTICES. Upon the Borrower's obtaining knowledge of (i) a Default or an Event of Default or (ii) the existence of any pending or threatened actions, suits, investigations, litigations, or other judicial or administrative proceedings which, if adversely determined, could reasonably be expected to have an adverse effect on the condition (financial or otherwise), operations, assets, businesses, properties or prospects of the Borrower, deliver promptly (and in any event in the case of clause (i) within three and in the case of clause (ii) within ten Business Days after obtaining such knowledge) to each Lender a certificate of an Executive Officer of the Borrower specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

     (c)  ERISA.

          (i) As soon as possible and in any event (A) within 20 days after the Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and (B) within 10 days after the Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto;

          (ii) promptly and in any event within two Business Days after application thereof or by the Borrower, any Subsidiary or any ERISA Affiliate, copies of any application for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA;

          (iii) promptly and in any event within two Business Days after receipt thereof by the Borrower, any Subsidiary or any ERISA Affiliate, copies of each notice received by the Borrower, any Subsidiary or any ERISA Affiliate from the PBGC stating its intention to administer any Plan or to have a trustee appointed to administer any Plan or to impose any liability (other than for premiums under Section 4007 of ERISA) in respect of any Plan;

          (iv) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

          (v) at the time notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA or Section 412 (n)(4)(A) of the Code of the failure to make timely payments to a Plan, a copy of any such notice filed and a statement of the chief financial officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302 (f)(3) of ERISA or
     Section 412 (n)(3) of the Code, (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower, the Subsidiary or its ERISA Affiliate proposes to take with respect thereto; and

          (vi) promptly and in any event within five Business Days after receipt thereof by the Borrower, any Subsidiary or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower, any Subsidiary or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA or (D) the amount of liability incurred, or expected to be incurred, by the Borrower, any Subsidiary or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above.

     SECTION 6.2. ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent or any Lender (other than financial forecasts) whether pursuant to this Article VI or any other provision of this Agreement shall be at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.

                                ARTICLE VII
                           AFFIRMATIVE COVENANTS
                           ---------------------

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full, unless consent has been obtained in the manner provided for in Section 11.12, the Borrower will duly and punctually perform, and cause its Subsidiaries to duly and punctually perform, the following covenants:

     SECTION 7.1. BOOKS AND RECORDS. The Borrower and each Subsidiary will keep proper accounting records in accordance with generally accepted accounting principles. Each Lender shall have the right, subject to reasonable notice and during regular business hours, to visit the headquarters of the Borrower or any of its Subsidiaries or arrange a telephone conference call or video conference in order to discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with the appropriate officers of the Borrower or such Subsidiary and with their present or former auditors. All expenses incurred by any Lender in connection with the foregoing shall be solely for the account of such Lender; PROVIDED, that if any Default shall have occurred and be continuing, all such expenses shall be for the account of the Borrower in accordance with Section 11.2 hereof.

     Each Lender by its acceptance hereof agrees that any information obtained by it pursuant to this Section 7.1 and designated in writing by the Borrower as confidential will be treated as confidential in accordance with such Lender's established policies respecting confidential information; PROVIDED, that nothing herein contained shall limit or impair the right or obligation of any Lender to disclose such information: (a) to its auditors, attorneys, employees or agents, (b) when required by any law, ordinance or governmental order, regulation, rule, policy, investigation or any regulatory authority request, (c) as may be required in any report, statement or testimony submitted to any municipal, state, provincial or federal regulatory body having or claiming to have jurisdiction over such Lender, (d) which is publicly available or which is received by any Lender from a Person which is under no duty to keep the same confidential, (e) in connection with any proceeding, case or matter pending before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity or (f) to the extent necessary in connection with any contemplated assignment by any Lender pursuant to
Section 11.11 (it being understood and agreed that any such prospective assignee shall itself be deemed to have agreed to be bound by the terms and provisions hereof upon any assignment to such transferee).

     SECTION 7.2. PAYMENTS. The Borrower will duly and punctually pay the principal of and interest on and any other amounts payable in respect of, the Notes in accordance with their terms and this Agreement.

     SECTION 7.3. CORPORATE AND PARTNERSHIP EXISTENCE, ETC. The Borrower and each of its Subsidiaries will do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate and partnership existence. Without limitation of the foregoing, the Borrower and its Subsidiaries will do, or cause to be done, all things necessary to maintain all licenses, franchises and permits necessary to the conduct of their business and the ownership of their properties, and shall not conduct their business and activities other than in the ordinary course of business and in accordance with past practice.

     SECTION 7.4. PAYMENT OF TAXES. The Borrower and its Subsidiaries will timely file all tax returns or extensions and all information or similar reports required by law to be filed by them, and will pay all applicable taxes and other governmental charges required to be paid, and the Borrower will not (a) revoke its election to be a "real estate investment trust" within the meaning of Section 856 of the Code, (b) take or fail to take any action that will cause such election to be terminated or to cease to be valid at any time, (c) incur liability f or any excise tax under Section 4981 of the Code or (d) incur liability for any prohibited transaction under Section 857(b)(6) of the Code.

     SECTION 7.5. INSURANCE. The Borrower and its Subsidiaries will carry and maintain in full force and effect at all times with financially sound and reputable institutions insurance in such forms and amounts and against such risks as may be reasonable and prudent in the circumstances f or a company or group of companies of established reputation engaged in the same or a similar business and owning and operating properties similar to those of the Borrower and its Subsidiaries (including without limitation property, casualty and liability insurance), and in any event as may be required by applicable laws, statutes, regulations, rules or orders. Without limitation of the foregoing, the Borrower shall promptly, and in any event within 60 days of the Closing Date, obtain a policy of flood insurance consistent with Section 5.2(d), for each property listed on
SCHEDULE 5.2(D).

     SECTION 7.6. CONTINUANCE OF BUSINESS. The Borrower and its Subsidiaries will limit themselves to, and continue to conduct, the business in which the Borrower is currently engaged, consisting essentially of owning and operating real estate in the United States and the Borrower and its Subsidiaries shall not purchase or continue to hold any property other than multi-family residential apartment complexes or Temporary Investments ("Other Properties") to the extent that the book value of all such Other Properties, taken singly or in the aggregate, exceeds 10% of the aggregate book value of all the real property assets of the Borrower and its Subsidiaries.

     SECTION 7.7. CONTINUANCE OF MANAGEMENT. Peter S. Knox III, if not incapacitated, will continue to serve as Chairman of the Board of Directors of the Borrower, and continue to perform his current functions with respect to the management and operations of the Borrower.

     SECTION 7.8. ENVIRONMENTAL COVENANT. The Borrower and its Subsidiaries and all properties (including leased facilities) operated by them shall comply with all applicable Environmental Laws. Without limitation of Section 8.5, the Borrower and its Subsidiaries shall use their best efforts to avoid the occurrence of any Environmental Condition either on the properties (including leased facilities) operated by them or otherwise related in any way to the Borrower and its Subsidiaries or their respective activities, except where the existence of an Environmental condition, in any case or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) , operations, liabilities, assets or prospects of the Borrower or any of its Subsidiaries. In the event any such Environmental Condition occurs, the Borrower shall (a) take prompt action to respond to and rectify such Environmental Condition and (b) deliver promptly (and in any event within ten Business days after obtaining knowledge of such Environmental Condition) to each Lender a certificate of an Executive officer of the Borrower specifying the nature of such Environmental Condition and what action the Borrower proposes to take with respect thereto. The Borrower and its Subsidiaries shall treat, dispose of, or arrange for treatment or disposal of Hazardous Materials only at third-party treatment and disposal facilities which to the best of the Borrower's knowledge, after reasonably diligent inquiry, maintain valid permits and are operating in compliance with all applicable Environmental Laws and permits. The Borrower and its Subsidiaries shall defend, indemnify and hold harmless the Agent, the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or its Subsidiaries, or any orders, requirements or demands of any governmental authority related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. (This indemnity shall continue in full force and effect regardless of the termination of this Agreement.)

     SECTION 7.9. MAINTENANCE, ETC. The Borrower will, in all material respects, maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the economic efficiency thereof shall be maintained. The Borrower and its Subsidiaries shall obtain and maintain in full force and effect at all times all permits, licenses, and government approvals necessary to the lawful conduct of its business and the operation of its properties.

     SECTION 7.10. INTEREST EXPENSE. The Borrower will maintain, as measured at the end of each fiscal quarter for the immediately preceding four fiscal quarters, a ratio of Operating Cash Flow to Interest Expense of at least 2.5 to 1.0.

     SECTION 7.11. TANGIBLE NET WORTH. The Borrower will maintain at all times a Tangible Net Worth of at least $400,000,000.

     SECTION 7.12. FURTHER ASSURANCES. The Borrower shall promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Agent may reasonably request in order more fully to give effect to the provisions of this Agreement.

                               ARTICLE VIII
                            NEGATIVE COVENANTS
                            ------------------

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full, unless consent has been obtained in the manner set forth in Section 11.12 hereof, the Borrower will duly and punctually perform, and cause its Subsidiaries to duly and punctually perform, the following covenants:

     SECTION 8.1. INDEBTEDNESS. The Borrower will not permit to exist at any time any Indebtedness on behalf of itself or its Subsidiaries other than:

     (a)  the Notes and the Senior Notes;

     (b) Secured Debt and Subsidiary Debt, whether now existing or hereafter incurred, PROVIDED, that in accordance with Section 8.2 the aggregate of all Secured Debt and Subsidiary Debt may at no time exceed 10% of Total Capitalization;

     (c)  Indebtedness subordinate in all respects to the Notes; and

     (d) Indebtedness ranking pari passu to the Notes, provided that the holder of any such Indebtedness which is in the form of a revolving credit has first entered into an intercreditor agreement with Agent, the terms of which intercreditor agreement are satisfactory to Agent;

PROVIDED, that the Borrower shall at no time permit its ratio of Total Debt (including Secured Debt and Subsidiary Debt) to Total Capitalization to exceed .4 to 1.0.

     SECTION 8.2. ENCUMBRANCES. The Borrower will not permit to exist at any time any Encumbrance on any property or asset of any kind, now owned or hereafter acquired by the Borrower or any of its Subsidiaries other than:

     (a)  Encumbrances existing on the Closing Date and described on
SCHEDULE 8.2;

     (b) Encumbrances created after the Closing Date, on property or assets acquired by the Borrower or any of its Subsidiaries to secure a portion of the purchase price thereof; PROVIDED, that such Encumbrance does not exceed 75% of the lesser of the (i) cost or (ii) fair market value of such property or asset;

     (c) Encumbrances created after the Closing Date other than to secure the purchase price of property or assets acquired by the Borrower or any of its Subsidiaries;

     (d) workmen's and other statutory liens in respect of obligations arising after the Closing Date not due or being contested;

     (e) liens for taxes not yet delinquent or being contested in good faith; and

     (f) judgment liens arising in connection with legal proceedings so long as such proceedings are being contested and execution is stayed;

PROVIDED, that the aggregate of all Secured Debt and Subsidiary Debt may at no time exceed 10% of Total Capitalization; and PROVIDED, FURTHER, that such Secured Debt and Subsidiary Debt shall be included in, and not permitted independently of, the limit on Total Debt contained in Section
8.1. For all purposes of this Agreement, a Capital Lease shall be deemed to give rise to an Encumbrance on property owned by the Borrower or any of its Subsidiaries and to create Secured Debt in the amount of the Capital Lease Obligation.

     SECTION 8.3. SALE OF ASSETS. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise dispose (a) in any one fiscal year, of any of its property or assets other than property or assets which neither constituted in the aggregate more than 15% of Borrower Total Assets nor contributed more than 15% of operating Cash Flow in any one of the three preceding fiscal years or (b) in any three fiscal year period, of any of its property or assets other than property or assets which neither constituted in the aggregate more than 30% of Borrower Total Assets as measured in each of such three fiscal years nor in the aggregate contributed more than 30% of Operating Cash Flow measured in each of such three fiscal years; PROVIDED, that the foregoing limitation will not apply to Temporary Investments.

     SECTION 8.4. MERGER. The Borrower will not merge or consolidate with any Person unless thereafter:

     (a)  the Borrower would be the surviving entity;

     (b) the Borrower would not be in breach of any covenant hereunder and no Default would exist;

     (c) without limitation of clause (b), no Change in Control or violation of Section 7.7 would result from the merger; and

     (d) the assets acquired by the Borrower as a result of such transaction, or any series of related transactions, would be less than 25% of Borrower Total Assets as measured immediately prior to such transactions).

     SECTION 8.5. PROPERTY ACQUISITION POLICY. The Borrower and its Subsidiaries will not acquire any Property Investment unless the representations contained in Section 5.2 hereof, if given as of the date of such acquisition, would be true and correct with respect to all real properties of the Borrower and its Subsidiaries. In addition, neither the Borrower nor any subsidiary will purchase any new Property Investment unless for each such Property Investment it shall first:

     (a) conduct and document in writing the results of (i) a building inspection (including without limitation tests for radon and asbestos),
(ii) an engineering analysis, (iii) a property investigation and (iv) all other investigations and examinations as are customarily made by other purchasers of properties similar to the property which is the subject of the Property Investment; and

     (b) conduct and document in writing the results of a Phase I environmental review (a "Phase I") of such property and the surrounding area and perform and document in writing all further investigation necessary or appropriate in light of the findings of such Phase I and determine that no Environmental Condition exists in such area that has the potential to result in any material adverse effect on the condition (financial or otherwise), operations, assets, businesses, properties or prospects of the Borrower; PROVIDED, that if a Phase I cannot feasibly be conducted due to time constraints dictated by the terms of the proposed Property Investment, the Borrower shall perform computer database searches to confirm the absence of any Environmental Condition, and shall perform as much of the investigation and analysis which would be part of a Phase I as is possible prior to the closing of the Property Investment transaction, and will obtain a full Phase I within 60 days after the purchase of the Property Investment has been effected. Each Phase I will be available for inspection by the Agent or any Lender. At no time shall the aggregate book value of all properties with respect to which there existed at the time of purchase an Environmental Condition as described above exceed 5% of the aggregate book value of all the real properties owned by the Borrower and its Subsidiaries.

     SECTION 8.6. CERTAIN INVESTMENTS PROHIBITED. The Borrower and its Subsidiaries shall not purchase any Asset Backed Security unless (a) such security is fully guaranteed by the United States or an agency or instrumentality thereof (including mortgage backed securities issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or similar government sponsored entities) and (b) the security is not classified as a "high-risk mortgage security" under the January 28, 1992 statement of policy of the Federal Financial Institutions Examination council, or any subsequent amendment thereto or regulatory pronouncement substituting therefor.

     SECTION 8.7.  TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS.

     (a) The Borrower and its Subsidiaries will not (i) enter into or be a party to any transaction with any Affiliate or Related Person of the Borrower, or Related Person of any Affiliate of the Borrower (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any such parties) , except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arm's-length transaction between unrelated third parties or (ii) without limitation of clause (i), increase the salary, fee, bonus or other compensation (cash or otherwise) or amount payable to any director, officer, employee, consultant, agent or contractor, except for increases given in the ordinary course of business and, in respect of amounts and timing, in accordance with past practice.

     (b) Without limitation of subsection (a) above, the Borrower and its Subsidiaries shall not make any payment under a contract or arrangement with any Affiliate, Related Person, or Related Person of an Affiliate, other than compensation for services as an officer, director or employee of the Borrower to the extent permitted by subsection (a) above (such payments, "Insider Payments") , except to the extent that the aggregate amount of all Insider Payments otherwise prohibited by this subsection
(b) in the fiscal year in which such payment is made is less than $100,000; PROVIDED, that Insider Payments shall not be deemed to include payments, made in compensation for legal services, which are consistent with subsection (a) above.

In determining whether the Borrower has complied with the covenants contained in Sections 7.10, 7.11, 8.1, 8.2, 8.3 and 8.4, amounts receivable by the Borrower and its Subsidiaries from their Related Persons, Affiliates and Related Persons of such Affiliates shall be disregarded.

     SECTION 8.8. RESTRICTED PAYMENTS. The Borrower and its Subsidiaries will not make any Restricted Payment other than (a) payments required to maintain the Borrower's status as a "real estate investment trust" within the meaning of the Code for the 1994 tax year and (b) additional Restricted Payments; PROVIDED, that the aggregate amount of all Restricted Payments made after the September 30, 1993 does not exceed the amount of Borrower Earnings; and PROVIDED, FURTHER, that in no event shall a Restricted Payment be permitted to be made (i) when an Event of Default has occurred and is continuing or (ii) if after the making of such payment, the Borrower would be in breach of any of the covenants contained in Articles VI, VII or VIII hereof.

     SECTION 8.9. DEVELOPMENT ACTIVITY. The Borrower and its Subsidiaries will not engage in any Development Activity other than Development Activity in which the Borrower and its Subsidiaries do not have a total aggregate investment at any time exceeding an amount equal to ten percent (10%) of the aggregate book value of the real property owned by the Borrower and its Subsidiaries not currently in Development Phase.

     SECTION 8.10. AMENDMENTS TO SENIOR NOTE AGREEMENT. The Borrower will not amend or otherwise modify the Senior Note Agreements or the Senior Notes to effect any of the following: (a) increase the rate of interest,
(b) alter the time and manner of payments, (c) alter the maturity date,
(d) make the covenants more restrictive, (e) make the events of default more restrictive to the Borrower, (f) restrict the Borrower's ability to perform its obligations hereunder or (g) make any other changes which would increase the obligations of the Borrower thereunder or confer additional rights on the holders of the Senior Notes.

                                ARTICLE IX
                           DEFAULT AND REMEDIES
                           --------------------

     SECTION 9.1. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental authority or otherwise:

     (a) default shall occur in the payment of interest on any Note and such default shall continue for a period of five days or default shall occur in the making of any payment of the principal of any Note; or

     (b) default shall occur in the observance or performance of any covenant set forth in Sections 7.4, 7.10, 7.11, 8.1, 8.2, 8.4, 8.8 or 8.9;
or

     (c) default shall occur in the observance or performance of any other obligation, covenant, undertaking, condition or provision in respect of the Notes or contained in this Agreement which is not remedied within thirty
(30) days after the earlier of: (i) the date on which the Borrower shall have obtained knowledge of the occurrence of any Default and (ii) receipt by the Borrower of written notice from the Agent or any Lender requiring the same to be remedied; or

     (d) the Borrower (i) defaults on any payment of principal or of interest on any Indebtedness for Borrowed Money in excess of $500,000 individually or in the aggregate or (ii) defaults in the performance or observance of any provision contained in any agreement respecting any other Indebtedness in excess of $1,000,000 individually or in the aggregate; or

     (e) there shall be entered in any court of competent jurisdiction, any final judgment ordering the Borrower to pay money in excess of $250,000 or the equivalent thereof in another currency, and such judgment shall remain undismissed, undischarged, or unstayed pending appeal and in effect for a period of thirty (30) days from the entry thereof; or

     (f) any representation in Article V hereof shall prove to have been false or incorrect as of the date of the making thereof, or any other representation or warranty made by the Borrower herein or in connection with the consummation of this Agreement shall prove to have been false or incorrect in any material respect as of the date of the making thereof; or

     (g) the Borrower shall become insolvent or unable to pay its debts as they fall due, or shall stop, suspend or threaten to stop or suspend payment of all or a material part of its debts or shall propose or make a general assignment or an arrangement or composition with or for the benefit of its creditors, or a moratorium shall be agreed or declared in respect of or affecting all or a material part of the Indebtedness of the Borrower; or

     (h) there shall be entered an order by any competent court, or a resolution passed, for the winding up or dissolution of the Borrower, save for the purposes of reconstruction, amalgamation or reorganization on terms approved by the Required Lenders; or

     (i) the Borrower shall initiate or consent to judicial proceedings relating to itself under any applicable liquidation, bankruptcy, insolvency, composition, reorganization or other similar laws (including a proceeding to appoint a receiver, trustee, custodian or other similar official for it or for all or any material part of its assets) , or there shall be commenced against the Borrower any such proceeding that results in the entry of an order for relief or remains undismissed, unbonded or unstayed pending appeal and in effect for a period of sixty (60) days from the date of entry thereof; or the Borrower shall make a conveyance or assignment for the benefit of, or shall enter into any composition or other arrangement with, its creditors generally, save for the purposes of reconstruction, amalgamation or reorganization on terms approved by the Required Lenders; or

     (j) the Borrower shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in clauses (g) through (i); or

     (k) a claim is asserted or threatened against the Borrower or any Subsidiary which could have a material adverse effect on the Borrower, including without limitation any such claim that reasonably could be expected to result in liability or legally required expenditures in an amount (i) that is equal to or exceeds 20% of the Borrower's Tangible Net Worth or (ii) payment of which, if made as of the time such claim is asserted or threatened, would cause the Borrower to violate any of the provisions of Articles VI, VII or VIII hereof or otherwise result in any Event of Default; or

     (l) any Termination Event with respect to a Plan shall have occurred and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and be continuing (or in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall have occurred and be continuing, the liability of the Borrower, any Subsidiary and the ERISA Affiliates related thereto) is equal to or greater than $1,000,000; or

     (m) the Borrower, any Subsidiary or any ERISA Affiliate shall fail to pay when due any amount or amounts equal to or greater than $100,000 that it is obligated to pay under Title IV of ERISA; or

     (n) the Borrower, any Subsidiary or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount determined under Section 302(f)(3) of ERISA or Section 412(n)(3) of the Code in respect of such failure shall be equal to or greater than $1,000,000; or

     (o) the Borrower, any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $500,000 or requires annual payments which exceed by more than $100,000 the annual payments required to be made by the Borrower, such Subsidiary or such ERISA Affiliate to such Multiemployer Plan immediately or prior to the incurrence of such Withdrawal Liability; or

     (p) the borrower, any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such insolvency, reorganization or termination the aggregate annual contributions of the Borrower, any Subsidiary and the ERISA Affiliates to all Multiemployer Plans that are then insolvent, in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years that include the date hereof by an amount exceeding $1,000,000;

     (q) the aggregate amount of the Insufficiencies as of the last day of any Plan year in respect of all Plans having any Insufficiency as of such date shall exceed $1,000,000; or

     (r)  a Change in Control shall occur.

     SECTION 9.2. REMEDIES. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the
Borrower:

     (a) ACCELERATION; TERMINATION OF TOTAL COMMITMENT. Declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Agent under this Agreement or any of the other Loan Documents and all other Obligations, including an amount equal to the Stated Amount of all Letters of Credit outstanding, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Total Commitment and any right of the Borrower to request borrowings thereunder; PROVIDED, that upon the occurrence of an Event of Default specified in section 9.1(g), (h), (i) and
(j), the Total Commitment shall be automatically terminated and all Obligations shall automatically become due and payable. Nothing herein shall be construed to permit the Agent or any Lender to charge or collect any unmatured or unearned interest.

     (b) RIGHTS OF COLLECTION. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and applicable law, in order to satisfy all of the Borrower's Obligations.

     SECTION 9.3. RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent and the Lenders in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between Borrower, the Agent, and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

     SECTION 9.4.  COLLATERAL ACCOUNT.

     (a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, the Borrower hereby pledges and grants to the Agent, for the benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section.

     (b) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

     (c) If an Event of Default shall have occurred and be continuing, the Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Letter of Credit Liabilities due and payable.

     (d) If (i) no Default or Event of Default has occurred and is continuing and (ii) all of the Letter of Credit Liabilities have been paid in full, the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been paid in full and no Letters of Credit remain outstanding, the Agent shall promptly deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Collateral Account.

     (e) The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent's administration of the Collateral Account and investments and reinvestments of funds therein.

                                 ARTICLE X
                                 THE AGENT
                                 ---------

     SECTION 10.1. APPOINTMENT. Each of the Lenders hereby irrevocably designates and appoints First Union National Bank of Georgia as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes First Union National Bank of Georgia as the Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent. To the extent any provision of this Agreement permits action by the Agent, the Agent shall, subject to the provisions of Section 11.12 hereof and of this Article X, take such action if directed in writing to do so by the Required Lenders.

     SECTION 10.2. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 10.3. EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

     SECTION 10.4. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower) , independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 11.11 hereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (except for such events which require the consent of each of the Lenders as set forth in Section 11.12), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 10.5. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     SECTION 10.6. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     SECTION 10.7. INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the payment of the Notes and all other amounts payable hereunder.

     SECTION 10.8. AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder. With respect to Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     SECTION 10.9. SUCCESSOR AGENT. Upon at least sixty (60) days' prior written notice to the Borrower and the Lenders, (a) the Agent may resign as Agent hereunder and (b) the Agent may be removed as Agent hereunder, with or without cause, by the Required Lenders. If the Agent shall resign or be so removed as Agent under this Agreement, then the Required Lenders, with the prior written approval of the Borrower (which approval shall not be unreasonably withheld), shall appoint from among the Lenders a successor agent for the Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of
Section 10.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                ARTICLE XI
                               MISCELLANEOUS
                               -------------

     SECTION 11.1.  NOTICES.

     (a) METHOD OF COMMUNICATION. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) an the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Agent as understood by the Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

     If to the Borrower: Merry Land & Investment Company, Inc.
                         624 Ellis Street
                         Augusta, Georgia  30901
                         Attention:  Peter S. Knox III
                         Telecopy No.: (706) 722-4681

     If to the Agent:    First Union National Bank of Georgia
                         999 Peachtree Street, N.E., 9th Floor
                         Atlanta, Georgia 30309
                         Attention:  Real Estate Portfolio Management
                         Telecopy No. (404) 827-7309

                         and (if applicable)

                         First Union National Bank of
                         North Carolina
                         One First Union Center
                         301 South College Street, TW-10
                         Charlotte, North Carolina 28288
                         Attention: Syndication Agency
                         Services
                         Telecopy No.: (704) 383-0288

     If to the Lenders:  The address set forth on the signature pages hereto

     (c) AGENT'S OFFICE. The Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

     SECTION 11.2. EXPENSES. The Borrower will pay all out-of-pocket expenses of the Agent in connection with: (a) the preparation, execution and delivery of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including appraiser's fees, search fees, recording fees, taxes and the reasonable fees and disbursements of counsel for the Agent; (b) the preparation, execution and delivery of any waiver, amendment or consent by the Agent or the Lenders relating to this Agreement or any of the Loan Documents including fees and disbursements of counsel for the Agent, search fees, recording fees, taxes imposed in connection therewith and title insurance premiums, but excluding future fees or costs incurred by Agent or Lenders solely in order to syndicate the Loan; and (c) upon an Event of Default, consulting with one or more Persons, including appraisers, accountants and attorneys, concerning or related to the nature, scope or value of any right or remedy of the Agent or any of the Lenders hereunder or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons.
In addition, the Borrower will pay all out-of-pocket expenses of the Agent and each Lender in connection with prosecuting or defending any claim in any way arising out of, related to, connected with, or enforcing any provision of, this Agreement or any of the other Loan Documents, which expenses shall include the fees and disbursements of counsel and of experts and other consultants retained by the Agent or any of the Lenders.

     SECTION 11.3. STAMP AND OTHER TAXES. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the other Loan Documents or the perfection of any rights thereunder.

     SECTION 11.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders, any Affiliates of the Lenders and any participant of a Lender in accordance with Section 11.11 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, excluding government securities required by applicable law to be held as security for worker's compensation and similar claims) and any other indebtedness at any time held or owing by the Lenders or any Affiliate of the Lenders, or any participant to or for the credit or the account of the Borrower against and on account of the Obligations (applied to current Obligations first) irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents, or (b) the Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 9.2 and although such Obligations shall be contingent or unmatured.

     SECTION 11.5. GOVERNING LAW. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.

     SECTION 11.6. CONSENT TO JURISDICTION. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Richmond County, Georgia, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 11.1. Nothing in this Section
11.6 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by applicable law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

     SECTION 11.7. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, THE AGENT AND THE LENDERS, BY EXECUTION HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT.

     SECTION 11.8. REVERSAL OF PAYMENTS. To the extent the Borrower makes a payment or payments to the Agent for the ratable benefit of the Lenders or the Agent receives any payment or proceeds of any collateral for the Borrower's benefit, which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Agent.

     SECTION 11.9. INJUNCTIVE RELIEF. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 11.10. ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby, or unless there is an express written direction by the Agent to the contrary agreed to by the Borrower, be performed in accordance with generally accepted accounting principles. In the event that changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     SECTION 11.11.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

     (a) BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) ASSIGNMENT BY LENDERS. Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); PROVIDED, that:

          (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement and in a minimum amount of at least $10,000,000;

          (ii) each such assignment shall be made to an Eligible Assignee approved in writing by the Borrower, which approval shall not be unreasonably withheld;

          (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit E (an "Assignment and Acceptance") , together with any Note or Notes subject to such assignment and such assignee's payment of Agent's syndication expenses not to exceed $2,500 for each assignment; and

          (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof,
(A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement.

     (c) RIGHTS AND DUTIES UPON ASSIGNMENT. By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

          (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

          (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

          (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in sections 5.1(c) and 6.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (v)  such assignee confirms that it is an Eligible Assignee;

          (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and

          (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to, each Lender from time to time (the "Register") . The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) ISSUANCE OF NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of EXHIBIT E:

          (i)  accept such Assignment and Acceptance;

          (ii) record the information contained therein in the Register;

          (iii) give prompt notice thereof to the Lenders and the Borrower; and

          (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the commitments assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

     (f) PARTICIPATIONS. Each Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitments hereunder and the Loans owing to it and the Notes held by it); PROVIDED, that:

          (i) such Lender's obligations under this Agreement (including, without limitation, its commitments hereunder) shall remain unchanged;

          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iii) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

          (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

          (v) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled or extend any scheduled payment date for principal; and

          (vi) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

     (g) DISCLOSURE OF INFORMATION; CONFIDENTIALITY. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 11.11, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender (which in the case of an agreement with only such Lender, the Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

     SECTION 11.12. AMENDMENTS, WAIVERS AND CONSENTS. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment, by the Borrower; PROVIDED, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans, (b) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan, (c) increase the amount of the principal of any Loan or decrease the rate of interest thereon, (d) permit any subordination of the principal of or interest on any Loan, or (e) amend the provisions of this Section 11.12 or the definition of "Required Lenders", without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article X hereof shall be made without the prior written consent of the Agent.

     SECTION 11.13. PERFORMANCE OF BORROWER'S DUTIES. The Borrower's obligations under this Agreement and each of the other Loan Documents shall be performed by the Borrower at its sole cost and expense.

     SECTION 11.14. INDEMNIFICATION. The Borrower agrees to reimburse the Agent and the Lenders for all reasonable costs and expenses, including counsel fees and disbursements, incurred, and to indemnify and hold the Agent and the Lenders harmless from and against all losses suffered by the Agent and the Lenders, in connection with (a) the exercise by the Agent and the Lenders of any right (other than the rights described in Section 11.11 hereof) or remedy granted to them under this Agreement or any of the other Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the other Loan Documents, and (c) the collection or enforcement of the Obligations or any of them; PROVIDED, that the Borrower shall not be obligated to reimburse the Agent or the Lenders for costs and expenses, or indemnify the Agent or the Lenders for any loss, resulting from the bad faith, gross negligence or willful misconduct of the Agent or the Lenders.

     SECTION 11.15. ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Lenders, the Agent and any Persons designated by the Lenders pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the obligations remain unpaid or unsatisfied and the Total Commitment has not been terminated.

     SECTION 11.16. SURVIVAL OF INDEMNITIES. Notwithstanding any termination of this Agreement, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article XI and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

     SECTION 11.17. TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 11.18. SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 11.19. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 11.20. TERM OF AGREEMENT. This Agreement shall remain in effect from the Closing Date through and including the date upon which all obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

     SECTION 11.21. ADJUSTMENTS. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or if any Lender shall at any time receive any collateral in respect to its Loans (whether voluntarily or involuntarily, by set-off, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     SECTION 11.22. FIRST UNION NATIONAL BANK OF GEORGIA AS LENDER. First Union National Bank of Georgia, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include First Union National Bank of Georgia in each case in its individual capacity. First Union National Bank of Georgia and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower or any Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.

     SECTION 11.23. LENDER CREDIT DECISION, ETC. Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any Subsidiary or other Person to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

                              BORROWER:

[CORPORATE SEAL]    MERRY LAND & INVESTMENT COMPANY, INC.
ATTEST:

By:                                  By:
Name:                               Name:
Title:                            Title:                           President


                                   AGENT:

                                   FIRST UNION NATIONAL BANK
                                   OF GEORGIA


                                   By:
                                   Name:
                                   Title:

                                   LENDER:

                                   FIRST UNION NATIONAL BANK
                                   OF GEORGIA

                                   By:
                                   Name:
                                   Title:                          President

                                   Address:

                                   999 Peachtree Street, N.E.
                                   9th Floor
                                   Atlanta, Georgia 30309
                                   Attention:  Real Estate Portfolio Management

                                 EXHIBIT A
                                 ---------
                                    to
                             Credit Agreement
                         dated as of June 28, 1996
                                   among
                  Merry Land & Investment Company, Inc.,
                     the Lenders referred to therein,
            and First Union National Bank of Georgia, as Agent

NOTE
- ----

$                                                              June 28, 1996

          FOR VALUE RECEIVED, the undersigned, MERRY LAND & INVESTMENT COMPANY, INC., a Georgia corporation (the "Borrower") , promises to pay to the order of FIRST UNION NATIONAL BANK OF GEORGIA, a national banking association
(the "Lender"), at the place and times provided in the Credit Agreement referred to below, the principal sum of ___________________________________
Dollars ($__________) or, if less, the principal amount of all outstanding Loans made by the Lender from time to time pursuant to that certain Credit Agreement dated as of even date herewith (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement") among the Borrower, the Lenders who are or may become a party thereto (collectively, the "Lenders") and First Union National Bank of Georgia, as Agent for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

          The unpaid principal amount of this Note from time to time outstanding is subject to repayment on the Termination Date as provided in the Credit Agreement and shall bear interest as provided in Section 3.1 of the Credit Agreement. All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

          This Note is a Note referred to in, is entitled to the benefits of, and evidences obligations incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make repayments of principal of the Obligations evidenced by this Note and on which such Obligations may be declared to be immediately due and payable.

          THIS NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF GEORGIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

          The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Note.

          IN WITNESS WHEREOF, the undersigned Borrower has executed this Note under seal as of the day and year first above written.



                                   MERRY LAND & INVESTMENT COMPANY, INC., a
                                   Georgia corporation
(CORPORATE SEAL]

                                   By:
                                        Name:
                                        Title:

                                 EXHIBIT B
                                 ---------
                                    to
                             Credit Agreement
                         dated as of June 28, 1996
                                   among
                  Merry Land & Investment Company, Inc.,
                     the Lenders referred to therein,
            and First Union National Bank of Georgia, as Agent

                            NOTICE OF BORROWING
                            -------------------


First Union National Bank
of Georgia, as Agent
[Address]
Attention:

Ladies and Gentlemen:

          This irrevocable Notice of Borrowing is delivered to you, in your capacity as Agent, under Section 2.2 of the Credit Agreement dated as of June 28, 1996 (the "Credit Agreement") by and among Merry Land & Investment Company, Inc. (the "Borrower"), the Lenders which are, or may from time to time become, party thereto (collectively, the "Lenders") and First Union National Bank of Georgia, as Agent for the Lenders.

          1. The Borrower hereby requests that the Lenders make a Loan in the principal amount of $____________. (For Loans which are LIBOR Rate Loans complete with an amount equal to $1,000,000 or a whole multiple of $50,000 in excess thereof.)

          2. The Borrower hereby requests that the Loan(s) be made on the following Business Day: __________________. (Complete with a date at least one (1) Business Day after the date of this Notice for a Prime Rate Loan and at least three (3) Business Days after the date of this Notice for a LIBOR Rate Loan.)

          3. The Borrower hereby requests that the Loan(s) bear interest at the following interest rate, PLUS the Applicable Margin, as set forth
below:    (Check one.)


          Principal Component       Interest           Interest
               of Loan(s)             Rate              Period
          --------------------      --------            -------

          _____________________   [Prime Rate or     [One, two or
                                    LIBOR Rate]      three months]
          _____________________


          4. The principal amount of all Loans outstanding as of the date hereof (including the requested Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

          5. The obligations of the Borrower set forth in the Credit Agreement and the other Loan Documents are valid, binding and enforceable obligations of the Borrower as of the date hereof, both before and after giving effect to the Loan requested herein.

          6. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

          7. No Default or Event of Default exists, and none will exist upon the making of the Loan requested herein.

          8. The representations and warranties of the Borrower under the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, both before and after giving effect to the Loan requested herein.

          9. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Notice of Borrowing this ______ day of _______________, 19___.


                                   MERRY LAND & INVESTMENT COMPANY, INC., a
                                   Georgia corporation
(CORPORATE SEAL]

                                   By:
                                        Name:
                                        Title:

                                 EXHIBIT C
                                 ---------
                                    to
                             Credit Agreement
                         dated as of June 28, 1996
                                   among
                  Merry Land & Investment Company, Inc.,
                     the Lenders referred to therein,
            and First Union National Bank of Georgia, as Agent

                     NOTICE OF CONVERSION/CONTINUATION
                     ---------------------------------


First Union National Bank
of Georgia, as Agent
[Address]
Attention:

Ladies and Gentlemen:

          This irrevocable Notice of Conversion/Continuation is delivered to you, in your capacity as Agent, under Section 3.2 of the Credit Agreement dated as of June ___, 1996 (the "Credit Agreement") by and among Merry Land & Investment Company, Inc. (the "Borrower"), the Lenders which are, or may from time to time become, party thereto (collectively, the "Lenders") and First Union National Bank of Georgia, as Agent for the Lenders.

          1. This Notice of Conversion/Continuation is submitted for the purpose of: (Check one and complete applicable information.)

          _    Converting a Prime Rate Loan into a LIBOR Rate Loan
               ---------------------------------------------------

               (a) The aggregate outstanding principal balance of such Loan is $__________

               (b) The principal amount of such Loan to be converted is $__________. (Complete with an amount equal to $1,000,000 or a whole multiple of $50,000 in excess thereof.)

               (c) The requested effective date of the conversion of such Loan is _________________. (Complete with a Business Day at least three (3) Business Days after the date of this Notice.)

               (d) The requested Interest Period applicable to the converted Loan is _______________________. (Complete with a period of one (1), two
(2) or three (3) months.)

          _    Converting a LIBOR Rate Loan into a Prime Rate Loan
               ---------------------------------------------------

               (a) The aggregate outstanding principal balance of such Loan is $______________.

               (b)  The last day of the current Interest Period for such Loan is
_______________.

               (c) The principal amount of such Loan to be converted is $______________.

               (d) The requested effective date of the conversion of such Loan is ________________. (Complete with a Business Day which is the same date as that listed in (b) above and which shall be at least three (3) Business
Days after the date of this Notice.)

          _    Continuing a LIBOR Rate Loan as a LIBOR Rate Loan
               -------------------------------------------------

               (a) The aggregate outstanding principal balance of such Loan is $_____________.

               (b)  The last day of the current Interest Period for such Loan is
______________.

               (c) The principal amount of such Loan to be continued is $_____________. (Complete with an amount equal to $1,000,000 or an integral multiple of $50,000 in excess thereof.)

               (d) The requested effective date of the continuation of such Loan is ______________________. (Complete with a Business Day which is the same date as that listed in (b) above and which shall be at least three (3) Business Days after the date of this Notice.)

               (e) The requested Interest Period applicable to the continued Loan is _____________________. (Complete with a period of one (1), two (2) or three(3) months.)

          2. The principal amount of all Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

          3. The obligations of the Borrower set forth in the Credit Agreement and the Loan Documents are valid, binding and enforceable obligations of the Borrower as of the date hereof, both before and after giving effect to the conversion or continuation of the Loan requested herein..

          4. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

          5. No Default or Event of Default exists, and none will exist upon the conversion or continuation of the Loan requested herein.

          6. The representations and warranties of the Borrower under the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, both before and after giving effect to the conversion or continuation of the Loan requested herein.

          7. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Notice of Conversion/Continuation this _____ day of _____________, 19__.


                                   MERRY LAND & INVESTMENT COMPANY, INC., a
                                   Georgia corporation


                                   By:
                                        Name:
                                        Title:

                                 EXHIBIT D
                                 ---------
                                    to
                             Credit Agreement
                        dated, as of June 28, 1996
                                   among
                  Merry Land & Investment Company, Inc.,
                     the Lenders referred to therein,
            and First Union National Bank of Georgia, as Agent

                         ASSIGNMENT AND ACCEPTANCE
                        --------------------------

Dated __________

          Reference is made to the Credit Agreement dated as of June 28, 1996 (as amended, restated, modified or otherwise supplemented from time to time, the "Credit Agreement") by and among Merry Land & Investment Company, Inc., a Georgia corporation (the "Borrower"), the Lenders which are, or may from time to time become, party thereto (collectively, the "Lenders") and First Union National Bank of Georgia, as Agent for the Lenders.
Capitalized terms which are defined in the Credit Agreement and which are used herein without definition shall have the same meanings herein as in the Credit Agreement.

          _______________________________________ (the "Assignor") and
________________________ (the "Assignee") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a ____% interest in and to the Commitment and all of the Assignor's related interests, rights and obligations under the Credit Agreement. This Assignment and Acceptance is entered pursuant to, and authorized by, Section 11.12 of the Credit Agreement.

          2. The Assignor represents that, as of the date hereof, in each case without giving effect to assignments which have not yet become effective,
(a) its Total Commitment Percentage is ______%, and (b) the outstanding principal balance of its Loans is $___________.

          3. The Assignor and the Assignee agree that, as of the Effective Date and after giving effect to this Assignment and Acceptance, their respective Total Commitment Percentages, Commitment Percentages and outstanding principal balances of Loans shall be as set forth on SCHEDULE 1 hereto.

          4. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of their obligations under the Credit Agreement or any other instrument or document furnished or executed pursuant thereto, and
(c) attaches the Note delivered to it under the Credit Agreement and requests that the Borrower exchange such Note for new Notes payable to each of the Assignor and the Assignee as follows:

          Note
          Payable to the Order of:           Principal Amount of Note:
          ------------------------           -------------------------


                                             $


                                             $


          5. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance, (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (d) confirms that it is an Eligible Assignee, (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan
Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender, (g) agrees that it will be bound by the terms and conditions of the Credit Agreement as if it were a part, thereto and (h) agrees that it will keep confidential all the information with respect to the Borrower, furnished to it by the Borrower or the Assignor other than (i) information required or requested to be disclosed by it pursuant to regulatory requirements or legal process, (ii) information requested by and disclosed to its auditors, accountants and attorneys and
(iii) information generally available to the public or otherwise available to the Assignee on a nonconfidential basis.

          6. The effective date for this Assignment and Acceptance shall be ___________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for consent by the Borrower and the Agent and acceptance and recording in the Register.

          7. Upon such consents, acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

          8. Upon such consents, acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective
Date or with respect to the making of this assignment directly between themselves.

          9. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                                   ASSIGNOR



                                   By:
                                   Name:
                                   Title:



                                   ASSIGNEE



                                   By:
                                   Name:
                                   Title:


Acknowledged and Consented to:

MERRY LAND & INVESTMENT COMPANY, INC.



By:
Name:
Title:

                                SCHEDULE 1
                                    TO
                         ASSIGNMENT AND ACCEPTANCE
                        --------------------------

                                               Outstanding
            Total                              Principal
            Commitment                         Balance of
            Percentage                         Loans
- ----------------------------------------------------------------------
Assignor
Assignee
- ----------------------------------------------------------------------

                              SCHEDULE 5.1(c)
                         MATERIAL ADVERSE CHANGES


                                   None

                              SCHEDULE 5.1(f)
             INDEBTEDNESS FOR BORROWED MONEY AND SECURED DEBT
             ------------------------------------------------

                               BORROWED MONEY
- ---------------------------------------------------------------------------
                                                                 PRINCIPAL
                                                                AMOUNT AS OF
LENDER                                 RATE     MATURITY DATE     5/31/96
- ---------------------------------------------------------------------------
First Union National Bank of            7.25%       10/02
Georgia, Trustee                                ($40,000,000)
- -------------------------------------------------------------|
First Union National Bank of           6.875%        11/03
Georgia, Trustee                                ($40,000,000)
- -------------------------------------------------------------|  $240,000,000
First Union National Bank of           6.875%        11/04
Georgia, Trustee                                ($40,000,000)
- -------------------------------------------------------------|
First Union National Bank of            7.25%        6/05
Georgia, Trustee                                ($120,000,000)
- ---------------------------------------------------------------------------
Morgan Guaranty Trust Company of
New York, as Trustee for a
Commingled Pension Trust Fund
- -----------------------------------|
The Northwestern Mutual Life
Insurance Company
- -----------------------------------|
CIGNA Property and Casualty
Insurance Company, by CIGNA
Investments, Inc.
- -----------------------------------|
Connecticut General Life Insurance    6.625%   $40,000,000 in   $120,000,000
Company, by CIGNA Investment, Inc.               1999, 2000 &
- -----------------------------------|                 2001
Connecticut General Life Insurance
Company, on behalf of one or more
separate accounts, by  CIGNA
Investments, Inc.
- -----------------------------------|
Insurance Company of North America,
by CIGNA Investments, Inc.
- -----------------------------------|
Life Insurance Company of North
America, by CIGNA Investments, Inc.
- ---------------------------------------------------------------------------
First Union National Bank of           LIBOR +      6/96        $6,000,000
Georgia                                65 bp
- ---------------------------------------------------------------------------

                                SECURED DEBT

- ---------------------------------------------------------------------------
                                                     Principal
                                         Maturity   Amount as of
           Lender               Rate      Date         5/31/96    Security
- ---------------------------------------------------------------------------
Prudential Capital Group        7.75%     10/02      $9,600,000    Mariner
                                                                    Club
- ---------------------------------------------------------------------------
Margin Loan - Broker         variable     demand     $2,850,000  Marketable
                                                                 Securities
- ---------------------------------------------------------------------------

                              SCHEDULE 5.1(g)
                                LITIGATION


                                   None

                              SCHEDULE 5.1(j)
                          CONTINGENT LIABILITIES


                                   None

                              SCHEDULE 5.1(m)
                     SUBSIDIARIES AND OTHER INTERESTS

          Merry Land & Investment Company, Inc. owns 100% of the outstanding stock of two corporations: Merry Land Apartment Communities, Inc., a Maryland corporation, and ML Apartments Limited, a Maryland corporation. Merry Land & Investment, Inc. holds no interests in any other corporations, partnerships, or other entities.

          Merry Land Apartment Communities, Inc. owns 1% of the partnership interests of and serves as the sole general partner of the following three limited partnerships, and ML Apartments Limited owns 99% of the partnership interests of and constitutes the sole limited partner of each of the following three limited partnerships:

          ML Tennessee Apartments LP, a Georgia limited partnership
          ML North Carolina Apartments LP, a Georgia limited partnership ML Texas Apartments LP, a Texas limited partnership

          Merry Land Apartment Communities, Inc. manages the leasing, operation, and development of all of the apartment projects owned by Merry Land & Investment Company, Inc., ML Tennessee Apartments LP, ML North Carolina Apartments LP, and ML Texas Apartments LP.

                              SCHEDULE 5.1(n)
                             CERTAIN CONTRACTS


                                   None

                              SCHEDULE 5.1(o)
                          AFFILIATE TRANSACTIONS


                                   None

                              SCHEDULE 5.2(A)
                       ENCUMBRANCES ON REAL PROPERTY

- ---------------------------------------------------------------------------
                                                      Principal
                                          Maturity    Amount as
             Lender                Rate      Date    of 5/31/96   Security
- ---------------------------------------------------------------------------
Commonwealth of Pennsylvania     8.375%     07/00    $7,413,457  Lakeridge
State Employee's Retirement
System
- ---------------------------------------------------------------------------
Prudential Capital Group          7.75%     10/02    $9,600,000   Mariner
                                                                    Club
- ---------------------------------------------------------------------------

                              SCHEDULE 5.2(d)
                        FLOOD INSURANCE EXCEPTIONS


                                   None.

                              SCHEDULE 5.2(g)
                    INSPECTIONS AND PHYSICAL CONDITION


                                   None

                              SCHEDULE 5.2(i)
                         CONDEMNATION PROCEEDINGS


          There is no material pending or, to the knowledge of the Company, threatened litigation. There is a condemnation proceeding of the DEPARTMENT OF TRANSPORTATION V.70.386 ACRES OF LAND; AND CERTAIN EASEMENT RIGHTS; MERRY LAND AND INVESTMENT COMPANIES, INC.; MERRY COMPANIES, INC. N/K/A BORAL BRICKS, INC.; FIRST UNION NATIONAL BANK OF GEORGIA AS SUCCESSOR TO GEORGIA RAILROAD BANK AND TRUST COMPANY, INDIVIDUALLY, Superior Court, Richmond County, Georgia; CA File No. 93-RCCV-702.

          This is a condemnation action taking a right of way through the Company's main clay lands in Richmond County, Georgia. The Department of Transportation has been in possession of the property since 1991 under a Right of Entry Agreement. Pursuant to this Agreement, the Department of Transportation agreed to pay the Company interest on the compensation ultimately awarded by the Court or agreed upon by the parties at the rate of 7% per annum from October 7, 1991, until the condemnation proceeding was filed and then interest at the legal rate thereafter.

          The proceeding was filed on July 21, 1993. The Department of Transportation paid $429,000 into Court as the estimated fair market value of the property being condemned. Of that amount, $50,000 was paid to Boral Bricks, Inc., as the estimated value of its rights under the Clay Lease. The balance of $379,000 was paid to Company. The Company has made the necessary filings to contest this amount, which it deems inadequate, and the matter will proceed to a jury if it CANNOT be settled. The final jury award could be more or less than the amount paid into Court by the Department of Transportation.

                               SCHEDULE 8.2
                               ENCUMBRANCES

- ---------------------------------------------------------------------------
                                                      Principal
                                          Maturity    Amount as
             Lender                Rate      Date    of 5/31/96   Security
- ---------------------------------------------------------------------------
Commonwealth of Pennsylvania     8.375%     07/00    $7,413,457  Lakeridge
State Employee's Retirement
System
- ---------------------------------------------------------------------------
Prudential Capital Group          7.75%     10/02    $9,600,000   Mariner
                                                                    Club
- ---------------------------------------------------------------------------
Margin Loan - Broker            variable   demand    $2,850,000  Marketable
                                                                 Securities
- ---------------------------------------------------------------------------

                                SCHEDULE I
                                    to
                          Credit Agreement dated
                            as of June 28, 1996
                                   among
                  Merry Land & Investment Company, Inc.,
                         the Lenders party thereto
                                    and
              First Union National Bank of Georgia, as Agent

- ----------------------------------------------------------------------------
                                            Commitment
                                            Percentage of   Total Commitment
         Lender             Commitment          Loans          Percentage
- ----------------------------------------------------------------------------
First Union National      $100,000,000         100%               100%
Bank of Georgia
- ----------------------------------------------------------------------------